Filed Pursuant to Rule 424(b)(2)
Registration No 333-236742

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Depositary Shares, each representing a 1/1000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	9,200,000	$25	$230,000,000	$25,093
4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C (“Series C Preferred Stock”)	9,200	(2)	(2)	(2)

(1)         This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-236742 filed by the registrant on February 28, 2020.

(2)         No separate consideration will be payable in respect of the shares of Series C Preferred Stock that are being issued in connection with this offering.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 28, 2020

CMS Energy Corporation

9,200,000 Depositary Shares

Each representing a 1/1,000th interest in a share of
4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C
(Liquidation Preference Equivalent to $25.00 per Depositary Share)

We are offering 9,200,000 depositary shares, each representing a 1/1,000th interest in a share of our 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, with a $25,000 liquidation preference per share (equivalent to $25.00 per depositary share), which we refer to as the “Series C Preferred Stock”, and which will be deposited with the depositary described below. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series C Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise those rights through Equiniti Trust Company d/b/a EQ Shareowner Services, as the depositary for the shares of Series C Preferred Stock. The depositary shares are evidenced by depositary receipts.

We will pay cash dividends on the Series C Preferred Stock when, as and if declared by our board of directors, or a duly authorized committee of our board of directors, out of funds legally available for payment, at the rate per annum of 4.200% on the $25,000 liquidation preference per share of Series C Preferred Stock. Declared dividends on the Series C Preferred Stock will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2021. Dividends on the Series C Preferred Stock will accumulate daily from and including the most recent date as to which dividends have been paid or, if no dividends have been paid, from the original issue date of the Series C Preferred Stock, which we refer to as the “Initial Issue Date”. See “Certain Terms of the Series C Preferred Stock—Dividends”.

The shares of Series C Preferred Stock are perpetual and have no maturity date. We may, at our option, redeem the Series C Preferred Stock:

•                  in whole or in part, from time to time, on or after July 15, 2026, at a redemption price in cash equal to $25,000 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share); or

•                  in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined herein), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $25,500 per share of Series C Preferred Stock (102% of the liquidation preference of $25,000 per share of Series C Preferred Stock) (equivalent to $25.50 per depositary share), plus, in each case, but subject to certain exceptions, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date. See “Certain Terms of the Series C Preferred Stock—Optional Redemption”. If we redeem the Series C Preferred Stock, in whole or in part, the depositary will redeem a proportionate number of depositary shares.

The Series C Preferred Stock will not have any voting rights, except as set forth under “Certain Terms of the Series C Preferred Stock—Voting Rights”. A holder of depositary shares will be entitled to direct the depositary to vote in such circumstances. See “Certain Terms of the Depositary Shares—Voting the Series C Preferred Stock”.

The depositary shares are a new issue of securities with no established trading market. We intend to apply for listing of the depositary shares on the New York Stock Exchange under the symbol “CMSPRC”. If the application is approved, we expect trading of the depositary shares on the New York Stock Exchange to commence within 30 days following the Initial Issue Date.

Investing in the depositary shares and the underlying Series C Preferred Stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 3 of the accompanying prospectus and the “Risk Factors” section beginning on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Depositary Share	Total
Public offering price(1)	$25.00000000	$230,000,000.00
Underwriting discount(2)	$0.59803125	$5,501,887.50
Proceeds to CMS Energy Corporation (before expenses)	$24.40196875	$224,498,112.50

(1)         The public offering price does not include accumulated dividends, if any, that may be declared. Dividends, if declared, will accumulate from the Initial Issue Date.

(2)         Reflects depositary shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per depositary share, and depositary shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.5000 per depositary share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that the depositary shares will be delivered in global form through the book-entry delivery system of The Depository Trust Company on or about July 1, 2021.

Joint Book-Running Managers

BofA Securities	Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

Co-Managers

Fifth Third Securities	KeyBanc Capital Markets	SMBC Nikko	Cabrera Capital Markets, LLC

The date of this prospectus supplement is June 24, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our depositary shares and the underlying Series C Preferred Stock and also adds to and updates information contained or incorporated by reference in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a description of the securities registered by us and gives more general information, some of which may not apply to the depositary shares we are offering hereby or the underlying Series C Preferred Stock. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus) shall control.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the registration statement, we may sell securities, including depositary shares and preferred stock, of which this offering is a part.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request. See “Where You Can Find More Information”.

The terms “CMS Energy”, “we”, “our” and “us” as used in this prospectus supplement refer to CMS Energy Corporation and its subsidiaries and predecessors as a combined entity, except where it is made clear that such term means only CMS Energy Corporation.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any different or additional information that anyone else may give you. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since these dates.

SUMMARY

This summary may not contain all of the information that may be important to you. You should read carefully this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

CMS Energy Corporation

CMS Energy is an energy company operating primarily in Michigan and is the parent holding company of several subsidiaries, including Consumers Energy Company (“Consumers”), an electric and gas utility; CMS Enterprises Company (“Enterprises”), primarily a domestic independent power producer and marketer; and EnerBank USA® (“EnerBank”), an industrial bank located in Utah (see “Recent Developments” for information regarding the pending disposition of EnerBank). Consumers is an electric and gas utility serving Michigan’s Lower Peninsula. Consumers owns and operates electric generation and distribution facilities and gas transmission, storage and distribution facilities. Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, food and metal products industries, as well as a diversified group of other industries. Consumers provides electricity and/or natural gas to 6.8 million of Michigan’s 10 million residents. Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards. Enterprises, through its subsidiaries and equity investments, is engaged in domestic independent power production, including the development and operation of renewable generation, and the marketing of independent power production. EnerBank provides primarily unsecured, fixed-rate installment loans throughout the United States to finance home improvements. CMS Energy manages its businesses by the nature of services each provides and operates principally in four business segments: electric utility; gas utility; enterprises, its non-utility operations and investments; and EnerBank. CMS Energy’s principal executive offices are located at One Energy Plaza, Jackson, Michigan 49201, and CMS Energy’s telephone number is (517) 788-0550.

Recent Developments

On June 7, 2021, CMS Energy and EnerBank entered into an Agreement and Plan of Merger (the “Agreement”) with Regions Bank (“Regions”) pursuant to which EnerBank will merge with and into Regions (the “Merger”), and Regions will pay CMS Energy a base purchase price of $960 million in cash, subject to adjustment for EnerBank’s stockholder’s equity as of the closing of the Merger relative to a certain target amount, among other adjustments. Subject to the satisfaction or waiver at or prior to the closing of the conditions to closing set forth in the Agreement, including receipt of requisite approvals of the Board of Governors of the Federal Reserve System, the Alabama State Banking Department and the Utah Department of Financial Institutions, CMS Energy anticipates that the Merger will occur in the fourth quarter of 2021.

On June 23, 2021, Consumers announced its plans to file an updated Integrated Resource Plan on June 30, 2021. Among other things, Consumers’ updated plan proposes to stop using coal as a fuel source for electricity by 2025. Consumers’ updated plan also proposes buying four existing natural gas-fired power plants in Michigan: Covert Generating Station in Van Buren County (“Covert Station”); Dearborn Industrial Generation in Wayne County (“Dearborn Station”); Kalamazoo River Generating Station in Kalamazoo County (“Kalamazoo Station”); and Livingston Generating Station in Otsego County (“Livingston Station”). In furtherance of the foregoing, on June 21, 2021, Consumers entered into (i) a Purchase and Sale Agreement with New Covert Generating Company, LLC concerning the acquisition of the Covert Station (the “Covert Acquisition”) and (ii) a Purchase and Sale Agreement with Dearborn Industrial Generation, LLC, CMS Generation Michigan Power, LLC and CMS Energy Resource Management Company concerning the acquisition of the Dearborn Station, Kalamazoo Station and Livingston Station (the “Dearborn Acquisition”). Each of the Covert Acquisition and the Dearborn Acquisition is subject to the satisfaction of certain conditions to closing, including obtaining certain state and federal regulatory approvals. The updated Integrated Resource Plan will be subject to regulatory approval.

The Offering

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For additional information concerning the depositary shares, see “Certain Terms of the Depositary Shares”. For additional information concerning the Series C Preferred Stock, see “Certain Terms of the Series C Preferred Stock”.

Issuer	CMS Energy Corporation.

Securities Offered

9,200,000 depositary shares, each representing a 1/1,000th interest in a share of our 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, with a $25,000 liquidation preference per share of Series C Preferred Stock (equivalent to $25.00 per depositary share). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Ranking

The Series C Preferred Stock will rank, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•                  senior to our common stock and each other class or series of our capital stock established after the Initial Issue Date the terms of which do not expressly provide that such class or series will rank senior to or on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the “Junior Stock”);

•                  on parity with each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the “Parity Stock”);

•                  junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (collectively, the “Senior Stock”);

•                  junior to our existing and future indebtedness and other liabilities; and

•                  structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties, which means that creditors of our subsidiaries and any third parties holding capital stock of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series C Preferred Stock would have any claims to those assets.

Parity Stock with respect to the Series C Preferred Stock may include, without limitation, series of our preferred stock hereafter existing that have different dividend rates, redemption features, mechanics, dividend periods (e.g., semi-annually rather than quarterly), payment of dividends (whether cumulative or non-cumulative), payment dates and record dates than the

Series C Preferred Stock and that may be convertible into or exchangeable for other securities.

As of the date of this prospectus supplement, we do not have any Junior Stock, other than our common stock, any Parity Stock, or any Senior Stock outstanding. As of March 31, 2021, we had approximately $4,127 million of total outstanding debt, finance leases and other financings on an unconsolidated basis (consisting of debt, finance leases and other financings of CMS Energy Corporation only and not of any of its subsidiaries), all of which would be senior in right of payment to the Series C Preferred Stock upon our liquidation, winding-up or dissolution. As of March 31, 2021, our subsidiaries had approximately $10,991 million of total outstanding debt, finance leases and other financings, all of which would be structurally senior to the Series C Preferred Stock, and other obligations of CMS Energy. See “Certain Terms of the Series C Preferred Stock—Ranking”.

Further Issuances

We may at any time and from time to time, without notice to or the consent of the holders of the depositary shares or the underlying Series C Preferred Stock, issue additional shares of our Series C Preferred Stock not exceeding the aggregate number of shares authorized in the Series C Certificate of Designation (as defined herein) and additional depositary shares representing an interest in our Series C Preferred Stock, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered hereby.

Dividends

We will pay, when, as and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for payment, cash dividends at the rate per annum of 4.200% on the $25,000 liquidation preference per share of Series C Preferred Stock. Any such dividends will be distributed to holders of depositary shares in the manner described under “Certain Terms of the Depositary Shares—Dividends and Other Distributions”.

Declared dividends on the Series C Preferred Stock will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2021 (each, a “Dividend Payment Date”). Dividends on the Series C Preferred Stock will accumulate daily from and including the most recent date as to which dividends have been paid or, if no dividends have been paid, from the Initial Issue Date of the Series C Preferred Stock.

Dividends accumulating or payable on the Series C Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of the Series C Preferred Stock will not bear interest or dividends on such accumulated amount.

Dividends on the Series C Preferred Stock will accumulate (i) whether or not we have earnings, (ii) whether or not the declaration or payment of such dividends would then be permitted under Michigan law, (iii) whether or not such dividends are declared and (iv) whether or not any agreements to which we are a party prohibit the current declaration or payment of dividends, including any agreement relating to our indebtedness. Accordingly, if our board of directors, or an authorized committee thereof, does not declare a dividend on the Series C Preferred Stock payable in respect of any Dividend Period (as defined herein) before the related Dividend Payment Date, such dividend will accumulate and an amount equal to such accumulated dividend will become payable out of funds legally available therefor upon our liquidation, winding-up or dissolution (or earlier repurchase or redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation, winding-up or dissolution or earlier repurchase or redemption, as the case may be.

See “Certain Terms of the Series C Preferred Stock—Dividends”.

Restrictions on Dividends

No dividend will be declared or paid on, or any sum of cash set aside for the payment of dividends on, any outstanding shares of Series C Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid on, or a sufficient sum of cash has been set aside for the payment of such dividends on, all outstanding shares of Series C Preferred Stock.

So long as any share of the Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other Junior Stock, and no common stock or any other Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid, or a sufficient sum of cash has been set aside for the payment of such dividends, on all outstanding shares of the Series C Preferred Stock, subject, in each case, to certain exceptions. See “Certain Terms of the Series C Preferred Stock—Dividends”.

When dividends on shares of the Series C Preferred Stock with respect to any previously completed Dividend Period (A) have not been declared and paid in full or (B) have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Series C Preferred Stock such that the respective amounts of such dividends declared on the shares of Series C Preferred Stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series C Preferred Stock and such Parity Stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate, subject, in each case, to certain exceptions. See “Certain Terms of the Series C Preferred Stock—Dividends”.

The Series C Preferred Stock will rank junior as to payment of dividends to any class or series of our capital stock ranking senior with respect to dividends that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, full dividends on any class or series of such Senior Stock we may issue, we expect that the terms of such Senior Stock will provide that we may not pay any dividends on the outstanding Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on such Senior Stock that must, under the terms of such Senior Stock, be paid before we may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

Payment of dividends on the Series C Preferred Stock is subject to certain other restrictions described under “Certain Terms of the Series C Preferred

Stock—Dividends”.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series C Preferred Stock will be entitled to receive a liquidation preference in the amount of $25,000 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share), plus an amount equal to accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets legally available for distribution to our shareholders, after payment or provision for our debts, obligations and liabilities, including debt and other liabilities owed to our creditors, as required by applicable law, and to holders of shares of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to distribution rights upon our liquidation, winding-up or dissolution and before any payment or distribution is made to holders of Junior Stock (including, without limitation, our common stock).

The liquidation preference is subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock.  Any such adjustment will be determined in good faith by our board of directors, or an authorized committee thereof, and submitted by our board of directors (or such authorized committee thereof) to the transfer agent.

If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the foregoing amounts payable in respect of the Series C Preferred Stock and the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for such liquidation, winding-up or dissolution) on, all other Parity Stock are not paid in full, the holders of the Series C Preferred Stock and all holders of any such other Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled. See “Certain Terms of the Series C Preferred Stock—Liquidation, Winding-Up or Dissolution”.

Redemption

We may, at our option, redeem the Series C Preferred Stock:

•                  in whole or in part, from time to time, on or after July 15, 2026, at a redemption price in cash equal to $25,000 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share); or

•                  in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event, or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $25,500 per share of Series C Preferred Stock (102% of the liquidation preference of $25,000 per share of Series C Preferred Stock) (equivalent to $25.50 per depositary share), plus, in each case, but subject to certain exceptions, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

The redemption price is subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock.  Any such adjustment will be determined in good faith by our board of directors, or an authorized committee thereof, and submitted by our board of directors, or such authorized committee thereof, to the transfer agent.

“Ratings Event” means that, and shall be deemed to have occurred when, any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in any successor provision thereto, that then publishes a rating for us (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

•                  the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Series C Preferred Stock would have been assigned that level of equity credit by that Rating Agency or its predecessor on the Initial Issue Date of the Series C Preferred Stock; or

•                  the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the Initial Issue Date of the Series C Preferred Stock.

See “Certain Terms of the Series C Preferred Stock—Optional Redemption”.

If we redeem the Series C Preferred Stock in whole or in part, the depositary will redeem a proportionate number of depositary shares. See “Certain Terms of the Depositary Shares—Redemption of Depositary Shares”.

No Maturity Date

The Series C Preferred Stock is perpetual and does not have a maturity date, and we are not required to repurchase or redeem, or set aside funds to repurchase or redeem, the Series C Preferred Stock. Accordingly, the shares of the Series C Preferred Stock, and, in turn, the depositary shares, will remain outstanding indefinitely unless and until we decide to repurchase or redeem them, whether in whole or in part.

Voting Rights

Holders of the Series C Preferred Stock and the related depositary shares will not have any voting rights except with respect to any authorization of or increase in the authorized amount of any class or series of Senior Stock, with respect to certain amendments to the terms of our Restated Articles of Incorporation, as amended, with respect to certain share exchanges, reclassifications, mergers or consolidations, in the case of certain dividend non-payments and as otherwise from time to time specifically required by Michigan law. Without limitation to the foregoing, but subject to any limits and restrictions stated in our Restated Articles of Incorporation, as amended, no vote or consent of the holders of the Series C Preferred Stock or the related depositary shares will be required for the issuance of any additional shares of Series C Preferred Stock not exceeding the aggregate number of shares authorized in the Series C Certificate of Designation or related depositary shares. See “Certain Terms of the Series C Preferred Stock—Voting Rights”. Holders of depositary shares must act through the depositary to exercise any voting rights. See “Certain Terms of the

Depositary Shares—Voting the Series C Preferred Stock”.

Issuance of Senior Shares

We do not currently intend to issue any shares of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, winding-up or dissolution.

Preemptive or Conversion Rights	None.

Use of Proceeds

We estimate that the net proceeds from the sale of the depositary shares representing an interest in the Series C Preferred Stock, after deducting the underwriting discount but before deducting estimated offering expenses, will be approximately $224.5 million. We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital and repayment of indebtedness.

Listing

We intend to apply for listing of the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “CMSPRC”. If the application is approved, we expect trading of the depositary shares on the NYSE to commence within 30 days following the Initial Issue Date.

Tax Treatment	You should carefully read the section entitled “Material United States Federal Income Tax Considerations”.

Form of Depositary Shares

The depositary shares will be represented by one or more fully registered global depositary receipts that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your depositary shares except under limited circumstances described herein. See “Certain Terms of the Depositary Shares—Book-Entry, Delivery and Form”.

Transfer Agent, Registrar and Dividend Disbursing Agent	Equiniti Trust Company d/b/a EQ Shareowner Services.

Depositary	Equiniti Trust Company d/b/a EQ Shareowner Services.

Risk Factors

You should carefully consider each of the factors referred to or as described in the section of this prospectus supplement entitled “Risk Factors” starting on page S-10, the “Risk Factors” and “Forward-Looking Statements and Information” sections in our Annual Report on Form 10-K for the year ended December 31, 2020 and the “Forward-Looking Statements and Information” section in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 before purchasing any depositary shares.

RISK FACTORS

Investing in the depositary shares and the underlying Series C Preferred Stock involves risk. You should consider carefully the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the factors listed in “Forward-Looking Statements and Information” as well as the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and the factors listed in “Forward-Looking Statements and Information” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is incorporated by reference into this prospectus supplement, before you decide to purchase the depositary shares. This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference or that are deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, and other written and oral statements that we make, contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 and relevant legal decisions. Our intention with the use of words such as “might”, “may”, “could”, “should”, “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “projects”, “forecasts”, “predicts”, “assumes” and other similar words is to identify forward-looking statements that involve risk and uncertainty. We have no obligation to update or revise any forward-looking statements regardless of whether new information, future events or any other factors affect the information contained in the statements. The risks and uncertainties described below and those incorporated from the referenced Annual Report on Form 10-K and Quarterly Report on Form 10-Q are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem not material also may impair our business operations. If any of those risks actually occur, our business, financial condition, operating results, cash flow and prospects could be materially adversely affected. This section contains forward-looking statements.

You are making an investment decision with regard to the depositary shares as well as the Series C Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Series C Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series C Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

Investors should not expect us to redeem the Series C Preferred Stock on the first or any other date on which it is redeemable.

The Series C Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of holders. By its terms, the Series C Preferred Stock may be redeemed by us under certain circumstances as further described under the risk factor “We may redeem the Series C Preferred Stock under certain circumstances”. Any decision we may make at any time to redeem the Series C Preferred Stock will depend upon, among other things, our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, results of operations and growth strategy, as well as general market conditions at such time. Accordingly, investors should not expect us to redeem any of the Series C Preferred Stock on the first or any other date on which it is redeemable.

Market interest rates may adversely affect the value of the depositary shares representing an interest in the Series C Preferred Stock.

One of the factors that will influence the price of the depositary shares will be the current dividend yield on the underlying Series C Preferred Stock relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the depositary shares to seek a higher dividend yield, which could cause the market price of the depositary shares to decrease. Higher interest rates would also likely increase our borrowing costs and potentially decrease funds available to pay dividends on the Series C Preferred Stock and potentially increase our liquidity risk, which may also cause the market price of the depositary shares to decrease.

We may be unable to pay dividends on the Series C Preferred Stock or meet our ongoing and future financial obligations if our subsidiaries are unable to pay dividends to us.

CMS Energy is a holding company and conducts substantially all of its operations through its subsidiaries. CMS Energy’s only significant assets are the capital stock of its subsidiaries. Accordingly, our ability to pay dividends on the Series C Preferred Stock (and, in turn, the depositary shares) and to meet our financial obligations is primarily dependent on the earnings and cash flows of our subsidiaries and their ability to pay dividends, make other distributions or repay funds owed from time to time to us. Prior to funding CMS Energy, our subsidiaries have financial and regulatory obligations that must be satisfied, including, among others, debt service. If we fail to declare or pay scheduled dividends on the Series C Preferred Stock (and, in turn, the depositary shares) on Dividend Payment Dates, it would likely have a material adverse impact on the market price of the depositary shares.

Dividends are payable on the Series C Preferred Stock underlying the depositary shares only when, as and if declared, only out of funds legally available therefor and only if they are not prohibited by contractual provisions or law.

Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, dividends on the Series C Preferred Stock underlying the depositary shares are payable when, as and if declared by our board of directors or any duly authorized committee of our board of directors and only out of funds legally available therefor. In addition, we may become subject to contractual restrictions, including any agreement relating to our indebtedness, on our ability to pay dividends in the future, whether under indebtedness or otherwise. No dividends on the Series C Preferred Stock shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as any such contractual provisions prohibit such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) shall be restricted or prohibited by law. Therefore, although dividends are cumulative on the Series C Preferred Stock, you cannot be certain that dividends will be paid on the Series C Preferred Stock on the Dividend Payment Dates described herein, or at all.

We may redeem the Series C Preferred Stock under certain circumstances.

The Series C Preferred Stock will be a perpetual equity security. However, the Series C Preferred Stock may be redeemed by us, at our option, either in whole or in part from time to time on or after July 15, 2026, and in whole, but not in part, under specified circumstances relating to Ratings Events. See “Certain Terms of the Series C Preferred Stock—Optional Redemption”. If we choose to redeem the Series C Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend or interest rate as high as the dividend payable on the Series C Preferred Stock.

Whenever we redeem Series C Preferred Stock held by the depositary, the depositary will, as of the same redemption date, redeem the number of depositary shares representing an interest in the number of shares of Series C Preferred Stock so redeemed. See “Certain Terms of the Depositary Shares—Redemption of Depositary Shares”.

We may raise additional capital, and raising additional funds may adversely affect the Series C Preferred Stock and the related depositary shares or restrict our operations or rights.

We may raise additional capital in the future. We may raise additional funds through public or private equity or debt offerings or other financings, as well as additional borrowings under our credit facilities. Additional issuances of equity securities, including additional shares of the Series C Preferred Stock or the depositary shares or shares of any new series of Parity Stock or Senior Stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock or the depositary shares or any new series of Parity Stock or Senior Stock, could dilute the economic and other rights and interests of holders of shares of the depositary shares and cause the market price of the depositary shares to decline.

Any new debt financing we enter into may involve covenants that restrict our operations or rights to a greater extent than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our capital stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our plans or pursue opportunities. Any such outcome could negatively affect our business, performance, liquidity and prospects.

Holders of the Series C Preferred Stock and the related depositary shares will have limited voting rights.

Holders of the Series C Preferred Stock and the related depositary shares will not have any voting rights except with respect to any authorization of or increase in the authorized amount of any class or series of Senior Stock, with respect to certain amendments to the terms of our Restated Articles of Incorporation, as amended, with respect to certain share exchanges, reclassifications, mergers or consolidations, in the case of certain dividend non-payments and as otherwise from time to time specifically required by Michigan law. Without limitation to the foregoing, but subject to any limits and restrictions stated in our Restated Articles of Incorporation, as amended, no vote or consent of the holders of the Series C Preferred Stock or the related depositary shares will be required for the issuance of any additional shares of Series C Preferred Stock not exceeding the aggregate number of shares authorized in the Series C Certificate of Designation or related depositary shares. Except in the case of certain dividend non-payments, the holders of the Series C Preferred Stock and the related depositary shares will have no right to vote for any members of our board of directors. This means that the holders of Series C Preferred Stock and the related depositary shares will not have the right to participate in any decisions of our shareholders regarding or affecting our company, including the election of directors or any extraordinary events, such as a merger, share exchange, acquisition or other similar transaction (except as otherwise required by Michigan law). Decisions on those matters could be made in a manner that materially and adversely affects the interests of the holders of the Series C Preferred Stock and the related depositary shares. See “Certain Terms of the Series C Preferred Stock—Voting Rights”.

The Series C Preferred Stock is junior to our outstanding and future indebtedness and other liabilities with respect to distributions in the event of an insolvency, liquidation, dissolution or other winding-up and is structurally subordinate to our subsidiaries’ outstanding and future indebtedness and other liabilities.

The shares of Series C Preferred Stock are equity interests and do not constitute indebtedness. Accordingly, the holders of our indebtedness and our other creditors will have prior rights with respect to any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of CMS Energy. This may have the effect of reducing the amount of proceeds in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of CMS Energy paid to you as a holder of depositary shares representing an interest in the Series C Preferred Stock. See “Certain Terms of the Series C Preferred Stock—Ranking”.

In addition, because we are a holding company, the Series C Preferred Stock and the related depositary shares will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries. The Series C Preferred Stock and the related depositary shares do not represent an interest in any of our subsidiaries and, accordingly, are subordinated to all obligations of our subsidiaries.

As of March 31, 2021, we had approximately $4,127 million of total outstanding debt, finance leases and other financings on an unconsolidated basis (consisting of debt, finance leases and other financings of CMS Energy Corporation only and not of any of its subsidiaries). As of March 31, 2021, our subsidiaries had approximately $10,991 million of total outstanding debt, finance leases and other financings, all of which would be structurally senior to the Series C Preferred Stock and the related depositary shares and other obligations of CMS Energy.

Rating agencies may change rating methodologies.

The rating agencies that currently or may in the future publish a rating for CMS Energy or the Series C Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Series C Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Series C Preferred Stock, which is sometimes called “notching”. If the rating agencies change their practices for rating these securities in the future, and the ratings of the Series C Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares representing an interest in the Series C Preferred Stock could be negatively affected.

You may be unable to sell your depositary shares if a trading market for them does not develop.

The depositary shares and the underlying Series C Preferred Stock are a new issue of securities with no established trading market. Although we intend to apply to have the depositary shares approved for listing on the NYSE, there may be little or no secondary market for the depositary shares. Even if a secondary market exists for the depositary shares, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market for the depositary shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the depositary shares, and holders of the depositary shares may be required to bear the financial risks of such investment for an indefinite period of time because the underlying Series C Preferred Stock does not have a stated maturity date. We do not expect that there will be any separate public trading market for the shares of Series C Preferred Stock except as represented by the depositary shares.

There may be future sales of Series C Preferred Stock or the depositary shares, another series of Parity Stock or Senior Stock, which may adversely affect the market price of the depositary shares.

We are not restricted from issuing additional Series C Preferred Stock or related depositary shares, securities similar to the Series C Preferred Stock or the depositary shares, or another series of Parity Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock or the depositary shares. We also may in the future issue Senior Stock if all requisite shareholder approvals for such issuance have been obtained. Holders of the Series C Preferred Stock and the related depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of Series C Preferred Stock or the depositary shares or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the depositary shares representing an interest in the Series C Preferred Stock, after deducting the underwriting discount but before deducting estimated offering expenses, will be approximately $224.5 million. We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital and repayment of indebtedness.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021 on an actual basis and on an as adjusted basis to reflect the issuance of the depositary shares representing an interest in the Series C Preferred Stock being offered hereby, assuming net proceeds of approximately $223.4 million, after deducting the underwriting discount and estimated offering expenses. The following table does not reflect the further use of the proceeds from this offering. The information set forth in the table below is reported on a consolidated basis, is only a summary and is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	As of March 31, 2021
	Actual	As Adjusted
	(in millions)
	(unaudited)
Non-current portion of finance leases and other financing	$51	$51
Long-term debt	13,561	13,561
Noncontrolling interests	575	575
Total common stockholders’ equity	5,727	5,727
Series C Preferred Stock	—	230
Total capitalization	$19,914	$20,144

CERTAIN TERMS OF THE SERIES C PREFERRED STOCK

The following description of the particular terms of the Series C Preferred Stock supplements the description of the general terms and provisions of our preferred stock in the accompanying prospectus. The following description is a summary and does not describe every term of the Series C Preferred Stock. Our Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and a certificate of designation creating the Series C Preferred Stock (the “Series C Certificate of Designation”), which amends the Articles of Incorporation, which have been or will be filed as an exhibit to the registration statement of which this prospectus supplement is a part and which is incorporated by reference in this prospectus supplement, contain the full legal text of the matters described in this section. This summary is qualified by our Articles of Incorporation, including the Series C Certificate of Designation. Therefore, you should read carefully the detailed provisions of our Articles of Incorporation, including the Series C Certificate of Designation.

Each of the depositary shares offered hereby represents a 1/1,000th interest in a share of Series C Preferred Stock. See “Certain Terms of the Depositary Shares” for a description of the depositary shares offered hereby.

The terms “CMS Energy”, “we”, “our” and “us”, as used in this section, refer only to CMS Energy Corporation and not to any of its subsidiaries.

General

Under our Articles of Incorporation, we may authorize and issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued from time to time in one or more series. To the extent not prohibited by law, our board of directors is authorized to fix by resolution the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, if any, of any series of preferred stock. As of the date of this prospectus supplement, we have no outstanding series of preferred stock.

The shares of Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus are part of a single series of our preferred stock, initially consisting of 9,200 shares ($230,000,000 aggregate liquidation preference). We may at any time and from time to time, without notice to or the consent of the holders of the Series C Preferred Stock or the related depositary shares, issue additional shares of our Series C Preferred Stock not exceeding the aggregate number of shares authorized in the Series C Certificate of Designation, and all such additional shares would be deemed to form a single series with the Series C Preferred Stock offered hereby. Each such additional share of Series C Preferred Stock will be identical in all respects to the shares of Series C Preferred Stock offered pursuant to this prospectus supplement, except, if applicable, with respect to the date from which dividends thereon will accumulate.

When issued, the Series C Preferred Stock will be fully paid and nonassessable. The holders of the Series C Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for our capital stock, obligations, warrants or other securities of any class or series.

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any of our other classes or series of capital stock or other securities.

The depositary will be the sole holder of the Series C Preferred Stock, as described under “Certain Terms of the Depositary Shares”, and all references in this prospectus supplement to the holders of the Series C Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Preferred Stock, as described under “Certain Terms of the Depositary Shares”.

Ranking

The Series C Preferred Stock will rank, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•                  senior to our common stock and each other class or series of our capital stock established after the Initial Issue Date the terms of which do not expressly provide that such class or series will rank senior to or on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively, in this section, as Junior Stock);

•                  on parity with each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively, in this section, as Parity Stock);

•                  junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively, in this section, as Senior Stock);

•                  junior to our existing and future indebtedness and other liabilities; and

•                  structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties, which means that creditors of our subsidiaries and any third parties holding capital stock of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series C Preferred Stock would have any claims to those assets.

At any time and from time to time, without the consent of the holders of the Series C Preferred Stock or the related depositary shares, we may issue (i) additional shares of Series C Preferred Stock not exceeding the aggregate number of shares authorized in the Series C Certificate of Designation, (ii) Parity Stock and (iii) Junior Stock. Our ability to issue any Senior Stock is limited as described under “—Voting Rights”.

Parity Stock with respect to the Series C Preferred Stock may include, without limitation, series of our preferred stock hereafter existing that have different dividend rates, redemption features, mechanics, dividend periods (e.g., semi-annually rather than quarterly), payment of dividends (whether cumulative or non-cumulative), payment dates and record dates than the Series C Preferred Stock and that may be convertible into or exchangeable for other securities.

As of the date of this prospectus supplement, we do not have any Junior Stock, other than our common stock, any Parity Stock, or any Senior Stock outstanding. As of March 31, 2021, we had approximately $4,127 million of total outstanding debt, finance leases and other financings on an unconsolidated basis (consisting of debt, finance leases and other financings of CMS Energy Corporation only and not of any of its subsidiaries), all of which would be senior in right of payment to the Series C Preferred Stock upon our liquidation, winding-up or dissolution. As of March 31, 2021, our subsidiaries had approximately $10,991 million of total outstanding debt, finance leases and other financings, all of which would be structurally senior to the Series C Preferred Stock and other obligations of CMS Energy.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to dividends, holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cash dividends at the rate per annum of 4.200% on the $25,000 liquidation preference per share of Series C Preferred Stock. Declared dividends on the Series C Preferred Stock will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2021 (each referred to herein as a Dividend Payment Date). Dividends on the Series C Preferred Stock will accumulate daily from and including the most recent date as to which dividends have been paid or, if no dividends have been paid, from the Initial Issue Date of the Series C Preferred Stock, without regard to whether funds are legally available for the declaration or payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to holders of record of the Series C Preferred Stock as they appear on our stock register at the close of business on the immediately preceding January 1, April 1, July 1 or October 1, as applicable (each, a “Record Date”). These Record Dates will apply regardless of whether a particular Record Date is a Business Day. In this section, a “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment of declared dividends will be made on the next succeeding Business Day, without any interest, additional dividends, or other payment in lieu of interest or additional dividends accumulating with respect to this delay. The corresponding record dates for the depositary shares will be the same as the Record Dates for the Series C Preferred Stock.

A “Dividend Period” is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period will commence on, and include, the Initial Issue Date of the Series C Preferred Stock. Dividends accumulating or payable on the Series C Preferred Stock for any Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of the Series C Preferred Stock will not bear interest or dividends on such accumulated amount.

Dividends on the Series C Preferred Stock will accumulate (i) whether or not we have earnings, (ii) whether or not the declaration or payment of such dividends would then be permitted under Michigan law, (iii) whether or not such dividends are declared and (iv) whether or not any agreements to which we are a party prohibit the current declaration or payment of dividends, including any agreement relating to our indebtedness. Accordingly, if our board of directors, or an authorized committee thereof, does not declare a dividend on the Series C Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will accumulate and an amount equal to such accumulated dividend will become payable out of funds legally available therefor upon our liquidation, winding-up or dissolution (or earlier repurchase or redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation, winding-up or dissolution or earlier repurchase or redemption, as the case may be.

No dividend will be declared or paid on, or any sum of cash set aside for the payment of dividends on, any outstanding shares of Series C Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid on, or a sufficient sum of cash has been set aside for the payment of such dividends on, all outstanding shares of Series C Preferred Stock.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Series C Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Michigan law.

So long as any share of the Series C Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on our common stock or any other Junior Stock, and no common stock or any other Junior Stock will be repurchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid, or a sufficient sum of cash has been set aside for the payment of such dividends, on all outstanding shares of the Series C Preferred Stock. The foregoing limitation will not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share; (ii) repurchases, redemptions or other acquisitions of common stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, including, without limitation, (x) purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of common stock or other Junior Stock; (iv) any dividends or distributions of rights or common stock or other Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (v) repurchases of common stock or other Junior Stock pursuant to a contractually binding requirement to buy common stock or other Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan; (vi) the deemed purchase or acquisition of fractional interests in shares of our common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (viii) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares. The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States and as measured from the date of our consolidated financial statements most recently filed with the SEC prior to the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar event.

When dividends on shares of the Series C Preferred Stock with respect to any previously completed Dividend Period (A) have not been declared and paid in full or (B) have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Series C Preferred Stock such that the respective amounts of such dividends declared on the shares of Series C Preferred Stock and such Parity Stock will bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series C Preferred Stock and such Parity Stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. The foregoing limitation will not apply to (i) purchases of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such shares of Parity Stock or any securities exchangeable for or convertible into shares of Parity Stock, (ii) the deemed purchase or acquisition of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged, (iii) the acquisition by us or any of our subsidiaries of record ownership in Parity Stock for the beneficial ownership of any other persons (other than for us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares, and (iv) the exchange or conversion of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares.

Subject only to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the Series C Preferred Stock will not be entitled to participate in any such dividends declared on securities other than the Series C Preferred Stock.

The Series C Preferred Stock will rank junior as to payment of dividends to any class or series of our capital stock ranking senior with respect to dividends that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, full dividends on any class or series of such Senior Stock we may issue, we expect that the terms of such Senior Stock will provide that we may not pay any dividends on the outstanding Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on such Senior Stock that must, under the terms of such Senior Stock, be paid before we may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

Liquidation, Winding-Up or Dissolution

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series C Preferred Stock will be entitled to receive a liquidation preference in the amount of $25,000 per share of Series C Preferred Stock (the “Series C Liquidation Preference”) (equivalent to $25.00 per depositary share), plus an amount (the “Series C Liquidation Dividend Amount”) equal to accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets legally available for distribution to our shareholders, after payment or provision for our debts, obligations and liabilities, including debt and other liabilities owed to our creditors, as required by applicable law, and to holders of shares of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to distribution rights upon our liquidation, winding-up or dissolution and before any payment or distribution is made to holders of any Junior Stock (including, without limitation, our common stock).

The Series C Liquidation Preference is subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock.  Any such adjustment will be determined in good faith by our board of directors, or an authorized committee thereof, and submitted by our board of directors, or such authorized committee thereof, to the transfer agent.

If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (i) the Series C Liquidation Preference plus the Series C Liquidation Dividend Amount on the shares of Series C Preferred Stock and (ii) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for such liquidation, winding-up or dissolution) on, all other Parity Stock are not paid in full, the holders of the Series C Preferred Stock and all holders of any such other Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

After the payment to any holder of Series C Preferred Stock of the full amount of the Series C Liquidation Preference and the Series C Liquidation Dividend Amount for each of such holder’s shares of Series C Preferred Stock, such holder of Series C Preferred Stock will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—The Series C Preferred Stock is junior to our outstanding and future indebtedness and other liabilities with respect to distributions in the event of an insolvency, liquidation, dissolution or other winding-up and is structurally subordinate to our subsidiaries’ outstanding and future indebtedness and other liabilities”.

Neither the sale, lease or exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person or entity, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Articles of Incorporation, including the Series C Certificate of Designation, do not contain any provision requiring funds to be set aside to protect the Series C Liquidation Preference or the Series C Liquidation Dividend Amount.

Optional Redemption

We may, at our option, redeem the Series C Preferred Stock:

•                  in whole or in part, from time to time, on or after July 15, 2026 at a redemption price in cash equal to $25,000 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share); or

•                  in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event, or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $25,500 per share of Series C Preferred Stock (102% of the liquidation preference of $25,000 per share) (equivalent to $25.50 per depositary share), plus, in each case, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such Redemption Date (as defined herein); provided that, notwithstanding the foregoing, if a Redemption Date for any shares of Series C Preferred Stock occurs subsequent to a Record Date and on or prior to the next succeeding Dividend Payment Date, then the full amount of accumulated and unpaid dividends (whether or not declared) on such shares of Series C Preferred Stock to, but excluding, such Dividend Payment Date will be paid on such Dividend Payment Date to the persons who were the holders of record of such shares at the close of business on such Record Date and such accumulated and unpaid dividends will not be paid or required to be paid on the Redemption Date and will not constitute a part of the redemption price of such shares. A “Redemption Date” means any date fixed for redemption of any shares of Series C Preferred Stock pursuant to the provisions described in this paragraph.

The redemption price is subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock.  Any such adjustment will be determined in good faith by our board of directors, or an authorized committee thereof, and submitted by our board of directors, or such authorized committee thereof, to the transfer agent.

Ratings Event means that, and will be deemed to have occurred when, any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act, or in any successor provision thereto, that then publishes a rating for us (referred to herein as a Rating Agency) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

•                  the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Series C Preferred Stock would have been assigned that level of equity credit by that Rating Agency or its predecessor on the Initial Issue Date of the Series C Preferred Stock; or

•                  the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the Initial Issue Date of the Series C Preferred Stock.

Redemption Procedures

If the Series C Preferred Stock is to be redeemed, the notice of redemption will be given by first class mail, postage prepaid, or by overnight air courier guaranteeing next day delivery, to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 60 days, prior to the Redemption Date; provided that, if the Series C Preferred Stock is held in book-entry form evidenced by a global certificate held by The Depository Trust Company (“DTC”, which term includes any successor thereto) or its nominee, we may give such notice in any manner permitted or required by DTC. Each notice of redemption will include a statement setting forth:

•                  the Redemption Date;

•                  the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder;

•                  the redemption price;

•                  the place or places where holders may surrender certificates evidencing the Series C Preferred Stock for payment of the redemption price; and

•                  that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accumulate from and after such Redemption Date.

If notice of redemption of any shares of Series C Preferred Stock has been given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then, from and after the Redemption Date, dividends will cease to accumulate on such shares of Series C Preferred Stock, and such shares of Series C Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except for (1) the right of the holders thereof to receive the amount payable with respect to such redemption, without interest and (2) if the Redemption Date occurs subsequent to a Record Date and on or prior to the next succeeding Dividend Payment Date, the right of the persons who were the holders of record of such shares at the close of business on such Record Date to receive, on such Dividend Payment Date, the full amount of accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, such Dividend Payment Date. Any funds unclaimed at the end of one year from the Redemption Date will, to the extent permitted by law, be released by us, after which time the holders of such Series C Preferred Stock so called for redemption may look only to us for payment of the redemption price of such Series C Preferred Stock. If a Redemption Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest, additional dividends, or other payment in lieu of interest or additional dividends accumulating with respect to this delay.

In case of any redemption of only part of the Series C Preferred Stock at the time outstanding, the Series C Preferred Stock to be redeemed will be selected either pro rata or by lot. If fewer than all the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without charge to the holder thereof.

See “Certain Terms of the Depositary Shares—Redemption of Depositary Shares” for information about redemption of the depositary shares relating to our Series C Preferred Stock.

Voting Rights

Holders of the Series C Preferred Stock will not have any voting rights except as described below and as otherwise from time to time specifically required by Michigan law. Without limitation to the foregoing, but subject to any limits and restrictions stated in our Articles of Incorporation, no vote or consent of the holders of the Series C Preferred Stock or the depositary shares will be required for the issuance of any additional shares of Series C Preferred Stock not exceeding the aggregate number of shares authorized in the Series C Certificate of Designation or related depositary shares.

Whenever dividends on any shares of the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been declared and paid for the equivalent of six quarterly dividend payments, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the Series C Preferred Stock (voting as a single class together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the “Preferred Directors”), provided that our board of directors will at no time include more than two Preferred Directors. In that event, the number of directors on our board of directors will automatically increase by two and, at the request of any holder of Series C Preferred Stock or our other preferred stock with equivalent voting rights, a special meeting of the holders of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election will be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends for at least four consecutive quarterly Dividend Periods or their equivalent following the Nonpayment Event.

If and when full dividends have been paid regularly on the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends for at least four consecutive quarterly Dividend Periods or their equivalent following a Nonpayment Event, the holders of the Series C Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment Event) and the term of office of each Preferred Director so elected will terminate and the number of directors on our board of directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office or, if none remains in office, by a vote of the holders of the outstanding shares of Series C Preferred Stock (together with holders of any and all other class of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of shareholders. The Preferred Directors will each be entitled to one vote per director on any matter.

So long as any shares of the Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the affirmative vote or consent of the holders of not less than two-thirds of the total stated liquidation preference (excluding accumulated and unpaid dividends thereon, and premiums or other similar amounts, if any) of all outstanding shares of Series C Preferred Stock and all outstanding shares of any other series of Voting Preferred Stock (as defined herein) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such shareholders, will be necessary for us to effect:

(1)         any amendment of our Articles of Incorporation, including the Series C Certificate of Designation, so as to authorize, or increase the authorized amount of, any class or series of Senior Stock;

(2)         any amendment of any provision of our Articles of Incorporation, other than the Series C Certificate of Designation, so as to adversely affect the special rights, preferences, privileges, restrictions, or voting powers of the Series C Preferred Stock; or

(3)         any consummation of a binding share exchange or reclassification involving the shares of the Series C Preferred Stock, or of a merger or consolidation of us with or into another entity, unless in each case: (i) the shares of the Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Series C Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Series C Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series C Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that, for the avoidance of doubt, (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the amount of our authorized Series C Preferred Stock or the issuance of any additional shares of the Series C Preferred Stock or related depositary shares or (3) the authorization or creation of any class or series of Parity Stock or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of Parity Stock or Junior Stock or the issuance of any shares of such class or series of Parity Stock or Junior Stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges, restrictions or voting powers of the Series C Preferred Stock and will not require the affirmative vote or consent of holders of the Series C Preferred Stock except as required pursuant to Michigan law.

Our Articles of Incorporation, including the Series C Certificate of Designation, and Michigan law permit us, without the approval of any of our shareholders (including any holders of the Series C Preferred Stock or related depositary shares), to establish and issue a new series of preferred stock ranking equal with or junior to the Series C Preferred Stock, which may dilute the voting and other interests of holders of the Series C Preferred Stock. See “Description of Securities—CMS Energy—Preferred Stock” in the accompanying prospectus.

If any amendment, share exchange, reclassification, merger or consolidation described above would adversely affect (or cause to be materially less favorable, as applicable) the rights, preferences, privileges, restrictions or voting powers of one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected (or the terms of which would be materially less favorable, as applicable) and entitled to vote will vote as a class in lieu of all other series of Voting Preferred Stock. “Voting Preferred Stock” means any series of preferred stock, other than the Series C Preferred Stock, ranking equally with the Series C Preferred Stock either as to dividends or to the distribution of assets upon our liquidation, dissolution or winding-up and upon which voting rights similar to the voting rights of the Series C Preferred Stock in all material respects have been established for such series of preferred stock and which are exercisable at the time of any vote of the preferred stock.

Without the consent of the holders of the Series C Preferred Stock and related depositary shares, to the fullest extent permitted by applicable law and so long as such action does not adversely affect the special rights, preferences, privileges, restrictions or voting powers of the Series C Preferred Stock and related depositary shares, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock, including by way of amendment to the Series C Certificate of Designation, for the following purposes:

•                  to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Series C Certificate of Designation that may be defective or inconsistent with any other provision contained in such Series C Certificate of Designation;

•                  to make any provision with respect to matters or questions relating to the Series C Preferred Stock that is not inconsistent with the provisions of our Articles of Incorporation, including the Series C Certificate of Designation; or

•                  to waive any of our rights with respect thereto.

In addition, without the consent of the holders of the Series C Preferred Stock or related depositary shares, to the fullest extent permitted by applicable law, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock, including by way of amendment to the Series C Certificate of Designation, in order to conform the terms thereof to the description of the terms of the Series C Preferred Stock set forth under this “Certain Terms of the Series C Preferred Stock”.

The rules and procedures for calling and conducting any meeting of the holders of the Series C Preferred Stock (including, without limitation, the fixing of a Record Date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents will be governed by any rules our board of directors, in its discretion, may adopt from time to time, and such rules and procedures will conform to the requirements of our Articles of Incorporation, our Amended and Restated Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series C Preferred Stock is listed or traded at the time.

Transfer Agent, Registrar and Dividend Disbursing Agent

Equiniti Trust Company d/b/a EQ Shareowner Services is the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock. We may, in our sole discretion, remove Equiniti Trust Company d/b/a EQ Shareowner Services as the transfer agent, registrar or dividend disbursing agent; provided, however, that prior to the effectiveness of any such removal we will appoint a successor transfer agent, registrar or dividend disbursing agent, as the case may be. Upon any such removal or appointment, we will send notice thereof to the holders of the Series C Preferred Stock.

Maturity

The Series C Preferred Stock is perpetual and does not have a maturity date. The Series C Preferred Stock is not subject to any mandatory sinking fund, retirement fund, purchase fund or other similar provisions. We are not required to repurchase or redeem, or set aside funds to repurchase or redeem, the Series C Preferred Stock. Accordingly, the shares of the Series C Preferred Stock will remain outstanding indefinitely unless and until we decide to repurchase or redeem them, whether in whole or in part.

CERTAIN TERMS OF THE DEPOSITARY SHARES

The following description of the particular terms of the depositary shares representing an interest in the Series C Preferred Stock supplements the description of the general terms and provisions of our depositary shares in the accompanying prospectus. The following description is a summary and does not describe every term of the depositary shares. The Deposit Agreement (as defined herein), the form of depositary receipts, which contain the terms and provisions of the depositary shares, the pertinent sections of our Articles of Incorporation and the pertinent sections of the Series C Certificate of Designation, each of which have been or will be filed as an exhibit to the registration statement of which this prospectus supplement is a part and which is incorporated by reference in this prospectus supplement, contain the full legal text of the matters described in this section. This summary is qualified by the Deposit Agreement, the form of depositary receipts and our Articles of Incorporation, including the Series C Certificate of Designation. Therefore, you should read carefully the detailed provisions of each of the foregoing.

The terms “CMS Energy”, “we”, “our” and “us”, as used in this section, refer only to CMS Energy Corporation and not to any of its subsidiaries.

General

Each depositary share will represent a 1/1,000th interest in a share of Series C Preferred Stock and will be evidenced by a depositary receipt. The shares of Series C Preferred Stock represented by depositary shares will be deposited under a deposit agreement (the “Deposit Agreement”) among CMS Energy Corporation, Equiniti Trust Company d/b/a EQ Shareowner Services, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Series C Preferred Stock, we will deposit the Series C Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section “Where You Can Find More Information”.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by such holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding Record Dates for the Series C Preferred Stock. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series C Preferred Stock, plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, the applicable Redemption Date. Whenever we redeem shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same Redemption Date, the number of depositary shares representing an interest in shares of Series C Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary shares not less than 30 days, nor more than 60 days, prior to the date fixed for redemption of the Series C Preferred Stock and the depositary shares.

Voting the Series C Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will deliver the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the Record Date for the Series C Preferred Stock, may instruct the depositary to vote the amount of the Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing an interest in the Series C Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares or would be materially and adversely inconsistent with the rights of holders of the Series C Preferred Stock will not be effective unless such amendment has been approved by the record holders of depositary shares representing at least the amount of the depositary shares then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Series C Preferred Stock. We may terminate the Deposit Agreement with the consent of holders of a majority of then outstanding depositary shares. The Deposit Agreement will automatically terminate if all outstanding depositary shares have been redeemed or if there has been made a final distribution in respect of the Series C Preferred Stock in connection with our liquidation, dissolution or winding-up, and such distribution has been made to the holders of depositary shares.

Fees, Charges and Expenses of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the depositary in connection with the initial deposit of the Series C Preferred Stock. Holders of depositary receipts will pay transfer and other taxes, assessments and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of the Series C Preferred Stock evidenced by a depositary receipt until all taxes, assessments and governmental charges with respect to the depositary receipts or the Series C Preferred Stock are paid by their holders.

Listing of the Depositary Shares

We intend to list the depositary shares representing an interest in the Series C Preferred Stock on the NYSE under the symbol “CMSPRC”. If the application is approved, we expect trading to commence within 30 days following the Initial Issue Date. Listing of the depositary shares does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series C Preferred Stock except as represented by the depositary shares.

Depositary

Equiniti Trust Company d/b/a EQ Shareowner Services is the depositary for the depositary shares representing an interest in the Series C Preferred Stock.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to appoint a successor.

Miscellaneous

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or the Series C Preferred Stock unless provided with satisfactory indemnity.

Book-Entry, Delivery and Form

The depositary shares will be issued in the form of one or more global certificates (collectively, the “Global Certificate”). DTC or its nominee will be the sole registered holder of the Global Certificate representing the depositary shares. Ownership of beneficial interests in the depositary shares in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the depositary shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). DTC participants include securities brokers and dealers, banks and other financial institutions, and may include the underwriters in this offering.

So long as DTC, or its nominee, is the registered owner or holder of the Global Certificate representing the depositary shares, DTC or such nominee, as the case may be, will be considered the sole holder of the depositary shares represented by such Global Certificate for all purposes. No beneficial owner of an interest in the shares of the depositary shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC.

Payments of dividends and any payments of the redemption price on the Global Certificate representing the depositary shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, the registrar, the dividend disbursing agent or the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate representing the depositary shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of the Global Certificate representing the depositary shares, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such Global Certificate representing the depositary shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such Global Certificate representing the depositary shares held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•                  a limited purpose trust company organized under the laws of the State of New York;

•                  a “banking organization” within the meaning of New York Banking Law;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•                  securities brokers and dealers;

•                  banks and trust companies; and

•                  clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, the registrar, the dividend disbursing agent or the depositary will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the depositary shares in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in lieu of the Global Certificate.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the depositary shares, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with depositary shares held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such depositary shares in this offering.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the depositary shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for the alternative minimum tax, persons that are “controlled foreign corporations” or “passive foreign investment companies”, persons subject to special tax accounting rules as a result of any item of gross income with respect to the depositary shares being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the depositary shares as a position in a hedging transaction, “straddle”, constructive sale, “conversion transaction” or other risk-reduction transaction, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the provisions of the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the depositary shares that for U.S. federal income tax purposes is:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of the depositary shares that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

If an entity classified as a partnership for U.S. federal income tax purposes holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares are urged to consult their tax advisors regarding the tax considerations of the purchase, ownership and disposition of the depositary shares.

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership and disposition of the depositary shares or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the depositary shares. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

Distributions made to a U.S. holder with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s adjusted tax basis in the depositary shares, and thereafter as capital gain which will be long-term capital gain if such holder’s holding period for the stock exceeds one year at the time of the distribution. Distributions on the depositary shares constituting dividend income received by a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the depositary shares constituting dividend income paid to U.S. holders that are U.S. corporations generally will qualify for the dividends-received deduction, provided applicable holding period requirements are met and certain other conditions are satisfied and subject to various limitations.

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the depositary shares could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the depositary shares for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the depositary shares with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the depositary shares, the excess is treated as gain from the sale or exchange of the depositary shares. Non-corporate U.S. holders that receive an extraordinary dividend will be required to treat any losses on the sale of the depositary shares as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.

Deemed Distributions on the Depositary Shares

Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the depositary shares upon an increase in the redemption price of the depositary shares. While the matter is not entirely clear, if our board of directors does not declare a distribution on the Series C Preferred Stock underlying the depositary shares in respect of any Dividend Period before the related Dividend Payment Date, the deferred dividend may be treated as an increase in the redemption price of the depositary shares. In addition, if a Ratings Event occurs, we will have the right to redeem the Series C Preferred Stock at a redemption price in cash equal to $25,500 per share of Series C Preferred Stock (equivalent to $25.50 per depositary share). Although the matter is not entirely clear, we believe such a deferred dividend or potential redemption premium should not be treated as a deemed dividend on the depositary shares. If the IRS takes a contrary position, a U.S. holder may be required to include a deemed dividend in income currently with respect to any deferred dividend or potential redemption premium on the depositary shares.

Sale or Redemption

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the depositary shares equal to the difference between the amount realized upon the disposition and such holder’s adjusted tax basis in the stock so disposed. The capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

A redemption of the depositary shares will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete redemption” of a U.S. holder’s stock interest in us, (ii) a “substantially disproportionate” redemption of stock with respect to a U.S. holder, or (iii) “not essentially equivalent to a dividend” with respect to a U.S. holder, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, a U.S. holder must take into account not only the depositary shares and other equity interests in us that such holder actually owns but also other equity interests in us that such holder constructively owns under U.S. federal income tax rules. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control over our corporate affairs may be entitled to sale or exchange treatment on a redemption of the depositary shares if such holder experiences a reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If a U.S. holder meets none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions”. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your tax advisor regarding the allocation of your tax basis in the redeemed and remaining depositary shares.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular holder of the depositary shares will depend upon the facts and circumstances as of the time the determination is made, you are urged to consult your tax advisor regarding the tax treatment of a redemption.

Non-U.S. Holders

Distributions

Generally, distributions treated as dividend income, as described under “U.S. Holders—Distributions”, paid to a non-U.S. holder with respect to the depositary shares that are not effectively connected with the conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Withholding may also be required in respect of dividends paid to a non-U.S. holder, as described under “FATCA”. If a non-U.S. holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, the holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by filing a refund claim with the IRS. Investors are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the depositary shares.

If we are considered a USRPHC (as defined below) and a distribution on our common stock may exceed our current and accumulated earnings and profits, we will satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules described in the preceding paragraph (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.

Subject to the discussions under “Information Reporting and Backup Withholding” and “FATCA”, dividends paid to a non-U.S. holder that are effectively connected with such holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment such holder maintains in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. A non-U.S. holder generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Redemption

Subject to the discussion under “Information Reporting and Backup Withholding”, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the depositary shares, other than a redemption that is treated as a distribution as discussed below, unless:

•                  the gain is effectively connected with such holder’s conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;

•                  such holder is a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or

•                  the depositary shares constitute a U.S. real property interest (“USRPI”) by reason of our status as a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the depositary shares or the period that the non-U.S. holder held the depositary shares.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or a lower rate if so specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, subject to certain limitations.

With respect to the third bullet point above, generally, a corporation is a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder generally will not be subject to U.S. federal income tax if any class of our stock is “regularly traded” on an “established securities market” (each as defined by applicable Treasury regulations), and the fair market value of such non-U.S. holder’s depositary shares does not exceed the fair market value of 5 percent of the entire class of depositary shares at any time during the five-year period ending either on the date of disposition of such interest or other applicable determination date (if the depositary shares were treated as regularly traded on an established securities market) or the regularly traded class of CMS Energy Corporation’s stock with the lowest fair market value at the time of acquisition of the depositary shares and at certain other times described in the applicable Treasury regulations (if the depositary shares were not treated as regularly traded on an established securities market), as further described in the applicable Treasury regulations. If the exemption described in the prior sentence were not available and the USRPHC rules applied, then, among other things, a non-U.S. holder would be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax as described in the preceding paragraph with respect to its gain on a disposition of the depositary shares. Non-U.S. holders should consult their advisors about the U.S. federal income tax consequences that could result if we are, or become, a USRPHC.

A payment made to a non-U.S. holder in redemption of the depositary shares may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed under “U.S. Holders—Sale or Redemption”, in which event the payment would be subject to tax as discussed under “Non-U.S. Holders—Distributions”.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

In addition, certain U.S. holders may be subject to backup withholding with respect to such amounts if they do not provide their correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends in respect of the depositary shares made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners”, as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the depositary shares on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. We will not pay any additional amounts to holders of the depositary shares in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of these rules for their investment in the depositary shares.

Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the depositary shares.

UNDERWRITING

General

BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers and as representatives of the underwriters for this offering. Subject to the terms and conditions stated in the underwriting agreement for the depositary shares dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of depositary shares set forth opposite the underwriter’s name at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriters	Number of Depositary Shares
BofA Securities, Inc.	1,570,000
Morgan Stanley & Co. LLC	1,570,000
RBC Capital Markets, LLC	1,570,000
Wells Fargo Securities, LLC	1,570,000
Fifth Third Securities, Inc.	900,000
KeyBanc Capital Markets Inc.	900,000
SMBC Nikko Securities America, Inc.	900,000
Cabrera Capital Markets, LLC	220,000
Total	9,200,000

The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase and accept delivery of all of the depositary shares if any are purchased. The offering of the depositary shares by the underwriters is subject to receipt and acceptance of any order and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the depositary shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and may offer the depositary shares to certain dealers at a price that represents a concession not in excess of $0.30 per depositary share sold to institutional investors and $0.45 per depositary share sold to retail investors. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of $0.20 per depositary share sold to institutional investors and $0.30 per depositary share sold to retail investors on sales to certain other dealers. After the initial offering of the depositary shares, the underwriters may from time to time vary the offering price and other selling terms.

We estimate that our out-of-pocket expenses for this offering, not including the underwriting discount, will be approximately $1.1 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

The underwriters have advised us that the representatives intend to make a market in the depositary shares. However, they are not obligated to do so and they may discontinue market making activities with respect to the depositary shares at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act.

In connection with this offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of depositary shares in excess of the number of shares to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of depositary shares made for the purpose of preventing or retarding a decline in the market price of the depositary shares while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

We have agreed, for a period beginning on the date of this prospectus supplement and continuing for a period of 30 days, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any preferred stock, depositary shares or any of our other securities, including any backup undertaking of such preferred stock, depositary shares or other securities, in each case that are substantially similar to the Series C Preferred Stock or the depositary shares or any securities convertible into or exercisable or exchangeable for the preferred stock or the depositary shares or such substantially similar securities of CMS Energy, without the prior written consent of the representatives.

It is expected that delivery of the depositary shares will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day (T+5) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the depositary shares prior to the second business day prior to settlement will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have performed, and the underwriters and their affiliates may in the future perform, investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received, or may in the future receive, customary fees and expenses. Affiliates of certain of the underwriters are lenders to us and our affiliates under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of ours and our affiliates.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Prior to this offering, there has been no public market for the depositary shares. We intend to apply for listing of the depositary shares on the NYSE under the symbol “CMSPRC” and expect trading in the depositary shares to begin within 30 days of the Initial Issue Date. No assurance can be given that any trading market for the depositary shares will develop or as to the liquidity of any trading market for the depositary shares that may develop.

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of the depositary shares, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to such depositary shares, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to such depositary shares may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes:

(a)         a “retail investor” means a person who is one (or more) of the following:

(i)             a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)          a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)         the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The depositary shares may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes:

(a)         a “retail investor” means a person who is one (or more) of the following:

(i)             a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”);

(ii)          a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)      not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and

(b)         the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares.

Each underwriter has represented and agreed that:

(a)         it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares which are the subject of the offering contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (each such person being referred to in this paragraph as a “relevant person”). This prospectus supplement and the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. The depositary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

Switzerland

None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the depositary shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The depositary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities.

Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with, and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom they have been issued understands, acknowledges and agrees that they have not been approved by or filed with, the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

Hong Kong

Each underwriter has represented and agreed that:

(a)         it has not offered or sold and will not offer or sell in Hong Kong any depositary shares by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)         it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any depositary shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended). Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any depositary shares directly or indirectly in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account and benefit of, any resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (as modified and amended from time to time, the “SFA”) by the Monetary

Authority of Singapore, and the offer of the depositary shares in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, each underwriter has represented, warranted and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares, (b) it has not offered or sold and will not offer or sell any depositary shares, and (c) it has not made and will not make any depositary shares the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the depositary shares except:

(i) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification: In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The depositary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the depositary shares in Taiwan.

South Korea

The depositary shares have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”). None of the depositary shares may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except as otherwise permitted under the applicable laws and regulations of South Korea, including the FSCMA and the Foreign Exchange Transaction Law and the decrees and regulations thereunder (the “FETL”). Furthermore, the depositary shares may not be re-sold to South Korean residents unless the purchaser of the depositary shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FETL and its subordinate decrees and regulations) in connection with their purchase.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The depositary shares are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by or registered with the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any depositary shares in the PRC to any person to whom it is unlawful to make the offer or solicitation in the PRC.

The depositary shares may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

LEGAL MATTERS

Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer of CMS Energy, will render opinions as to the legality of the Series C Preferred Stock and the depositary shares for CMS Energy.  Miller, Canfield, Paddock and Stone, P.L.C. will pass upon certain legal matters relating to the Series C Preferred Stock for CMS Energy. Sidley Austin LLP will pass upon certain matters relating to United States federal income tax considerations and certain legal matters relating to the depositary shares.

Pillsbury Winthrop Shaw Pittman LLP will pass upon certain legal matters with respect to the Series C Preferred Stock and the depositary shares for the underwriters. Pillsbury Winthrop Shaw Pittman LLP regularly represents certain of our affiliates in connection with various matters.

EXPERTS

The consolidated financial statements of CMS Energy Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to CMS Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 1-9513. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect our SEC reports and other information at the NYSE, 11 Wall Street, New York, New York 10005. You can find additional information about us, including our SEC reports, on our web site at http://www.cmsenergy.com. The information on this web site (including any such information referred to herein) is not a part of this prospectus supplement and the accompanying prospectus.

We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

•                       Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 11, 2021

•                       Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on April 29, 2021

•                       Current Reports on Form 8-K filed on May 11, 2021, May 17, 2021, June 8, 2021 (excluding Item 7.01) and June 23, 2021

The documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, until the offering of the depositary shares and Series C Preferred Stock pursuant to this prospectus supplement is terminated, are also incorporated by reference into this prospectus supplement and the accompanying prospectus (other than information in any such documents that is deemed to have been “furnished” but not “filed” under SEC rules). Any statement contained in such document will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. We will provide this information upon oral or written request at no cost to the requester. You should direct your request to:

CMS Energy Corporation

One Energy Plaza

Jackson, Michigan 49201

Phone: (517) 788-0550

Attention: Office of the Secretary

PROSPECTUS

CMS ENERGY CORPORATION
Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Senior Convertible Debt Securities, Subordinated Debt Securities, Stock Purchase Contracts and Stock Purchase Units

CONSUMERS ENERGY COMPANY
Senior Notes and First Mortgage Bonds

CMS Energy Corporation, a Michigan corporation, may offer, from time to time:

•                                          shares of its common stock, par value $0.01 per share (“CMS Energy Common Stock”);

•                                          shares of its preferred stock, par value $0.01 per share (“Preferred Stock”);

•                                          depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”);

•                                          unsecured senior or subordinated debt securities consisting of debentures, convertible debentures, notes, convertible notes or other unsecured evidence of indebtedness;

•                                          stock purchase contracts to purchase CMS Energy Common Stock; and

•                                          stock purchase units, each consisting of a stock purchase contract and unsecured senior debt securities, unsecured subordinated debt securities, Preferred Stock or Depositary Shares of CMS Energy Corporation or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the stock purchase contract, or any combination of the above.

Consumers Energy Company, a Michigan corporation, may offer, from time to time, secured senior debt consisting of senior notes and first mortgage bonds.

For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements.  A prospectus supplement may also add, update or change information included in this prospectus.  You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest in any of the securities described herein. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves risks.  See “Risk Factors” on page 3.

The CMS Energy Common Stock is listed on the New York Stock Exchange under the symbol “CMS”.  Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2020.

PROSPECTUS

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, any of us may, from time to time, sell any combination of our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering.  Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the prospectus supplement or any related free writing prospectus.  The registration statement filed with the SEC includes exhibits that provide more details about certain documents described in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, the applicable prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information”.

As used in this prospectus, “CMS Energy” refers to CMS Energy Corporation and “Consumers” refers to Consumers Energy Company.  The terms “we”, “us” and “our” refer to CMS Energy when discussing the securities to be issued by CMS Energy, Consumers when discussing the securities to be issued by Consumers and collectively to both of the Registrants where the context requires.  “Registrants” refers, collectively, to CMS Energy and Consumers.

The principal executive offices of each of CMS Energy and Consumers are located at One Energy Plaza, Jackson, Michigan 49201, and the telephone number is 517-788-0550.

RISK FACTORS

Before acquiring any of the securities that may be offered by this prospectus, you should carefully consider the risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, and corresponding sections in reports CMS Energy and Consumers may file with the Securities and Exchange Commission after the date of this prospectus.  You should also carefully consider all of the information contained or incorporated by reference in this prospectus or in any prospectus supplement before you invest in any Registrant’s securities.  See “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) with respect to the securities offered in this prospectus.  As allowed by SEC rules and regulations, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits filed with or incorporated by reference as exhibits to the Registration Statement.  Statements in this prospectus concerning the provisions of any document filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit.  For further information, you should refer to the Registration Statement and its exhibits.

Each of CMS Energy and Consumers is subject to the informational requirements of the Securities Exchange Act of l934 (the “Exchange Act”) and therefore files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.  You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  You can find additional information about us on CMS Energy’s website at www.cmsenergy.com.  The information on this website (including such information referred to herein) is not a part of this prospectus or any prospectus supplement.

This prospectus, the applicable prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision.  We have not authorized anyone to provide you with different information.  You should not assume that the information included or incorporated by reference in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.  Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents.  Information incorporated by reference is considered to be part of this prospectus.  Later information that we file with the SEC (other than Current Reports on Form 8-K (or portions thereof) furnished under Item 2.02 or Item 7.01 of Form 8-K) will automatically update and supersede this information.  Each Registrant incorporates by reference into this prospectus the documents listed below related to such Registrant and any future filings (other than Current Reports on Form 8-K (or portions thereof) furnished under Item 2.02 or Item 7.01 of Form 8-K) that such Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offerings contemplated by this prospectus are terminated.

CMS ENERGY

•                                          Annual Report on Form 10-K for the year ended December 31, 2019

•                                          The sections of our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders filed with the SEC on March 21, 2019, which are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 under Items 10, 11, 12, 13 and 14 of Part III thereof

CONSUMERS

•                                          Annual Report on Form 10-K for the year ended December 31, 2019

•                                          The sections of our Definitive Proxy Statement on Schedule 14A for the CMS Energy Annual Meeting of Shareholders filed with the SEC on March 21, 2019, which are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 under Items 10, 11, 12, 13 and 14 of Part III thereof

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You should direct your requests to:

CMS Energy Corporation

One Energy Plaza

Jackson, Michigan 49201

Telephone: 517-788-0550

Attention:  Office of the Secretary

SAFE HARBOR STATEMENT UNDER THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus, any related prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein may contain statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are including herein or incorporating by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants.  Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “might,” “may,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “predicts,” “assumes,” and other similar words) are not statements of historical facts and are forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements and Information” in the most recent combined Annual Report on Form 10-K of CMS Energy and Consumers and in our subsequent quarterly reports on Form 10-Q that could cause a Registrant’s actual results to differ materially from those contained in forward-looking statements of such Registrant made by or on behalf of such Registrant.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants.  You are cautioned not to place undue reliance on forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

THE REGISTRANTS

CMS ENERGY

CMS Energy is an energy company operating primarily in Michigan.  It is the parent holding company of several subsidiaries, including Consumers, an electric and gas utility; CMS Enterprises Company (“Enterprises”), primarily a domestic independent power producer and marketer; and EnerBank USA® (“EnerBank”), an industrial bank located in Utah.  Consumers is an electric and gas utility that provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents.  Enterprises, through its subsidiaries and equity investments, is engaged in domestic independent power production, including the development and operation of renewable generation, and the marketing of independent power production.  EnerBank provides unsecured consumer installment loans, largely for financing home improvements.  CMS Energy manages its businesses by the nature of services each provides and operates principally in four business segments: electric utility; gas utility; enterprises, its non-utility operations and investments; and EnerBank.

CONSUMERS

Consumers was incorporated in Maine in 1910 and became a Michigan corporation in 1968.  Consumers owns and operates electric generation, transmission and distribution facilities and gas transmission, storage and distribution facilities.  Consumers serves individuals and businesses operating in the alternative energy, automotive, chemical, food and metal products industries, as well as a diversified group of other industries.  Consumers provides electricity and/or natural gas to 6.7 million of Michigan’s 10 million residents.  Consumers’ rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission and the Federal Energy Regulatory Commission, as well as to North American Electric Reliability Corporation reliability standards.  Consumers manages its businesses by the nature of services each provides and operates principally in two business segments: electric utility and gas utility.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or other offering materials, the net proceeds from the sale of the CMS Energy and Consumers securities will be used for general corporate purposes.  If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.  The specific use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement or other offering materials relating to the offering of such securities.

DESCRIPTION OF SECURITIES

CMS ENERGY

Introduction

Specific terms of the shares of CMS Energy Common Stock, shares of Preferred Stock, Depositary Shares, unsecured senior debt securities (the “Senior Debt Securities”), unsecured convertible senior debt securities (the “Senior Convertible Debt Securities”) and unsecured subordinated debt securities, which may provide that such securities are convertible into other securities (the “Subordinated Debt Securities”) (the Senior Debt Securities, the Senior Convertible Debt Securities and the Subordinated Debt Securities are referred to, individually, as a “CMS Energy Debt Security” and, collectively, as the “CMS Energy Debt Securities”), stock purchase contracts to purchase CMS Energy Common Stock (the “Stock Purchase Contracts”), and stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holder’s obligation to purchase the CMS Energy Common Stock under the Stock Purchase Contract, or any combination of the foregoing (collectively, the “CMS Energy Offered Securities”), will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the CMS Energy Offered Securities, the initial price thereof and the net proceeds from the sale thereof.  The prospectus supplement will set forth with regard to the particular CMS Energy Offered Securities, without limitation, the following:

•                                          in the case of CMS Energy Debt Securities, the designation, the aggregate principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, the interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of CMS Energy, if any, to defer payment or interest on the CMS Energy Debt Securities and the maximum length of such deferral, put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering and sale thereof;

•                                          in the case of CMS Energy Common Stock, the number of shares, the public offering price and other specific terms of the offering and sale thereof;

•                                          in the case of Preferred Stock, the designation, the number of shares, the liquidation preference per security, the public offering price, any listing on a securities exchange, the dividend rate (or method of calculation thereof), the dates on which dividends shall be payable and the dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Preferred Stock, whether interests in Preferred Stock will be represented by Depositary Shares, and other specific terms of the offering and sale thereof;

•                                          in the case of Depositary Shares, the fractional ownership interest in a share of Preferred Stock to be represented by each Depositary Share, the liquidation preference per security, any listing on a securities exchange, the designation of the related Preferred Stock, the dividend rate on the related Preferred Stock (or method of calculation thereof), the dates on which dividends shall be payable on the related Preferred Stock and the dates from which such dividends shall accrue, any voting rights and any redemption, exchange, conversion or sinking fund provisions applicable to the related Preferred Stock, and any other rights, preferences, privileges, limitations or restrictions relating to the related Preferred Stock, the identity of the bank or trust company acting as depositary under the related deposit agreement, and other specific terms of the offering and sale thereof;

•                                          in the case of Stock Purchase Contracts, the specific terms of the Stock Purchase Contract, the number of shares of CMS Energy Common Stock subject thereto and the terms of the offering and sale thereof; and

•                                          in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, or debt obligations of third parties or other securities securing the holders’ obligation to purchase CMS Energy Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

Capital Stock

The following summary of certain rights of the holders of CMS Energy capital stock does not purport to be complete and is qualified in its entirety by express reference to the Restated Articles of Incorporation, as amended, of CMS Energy (the “CMS Energy Articles”) and the Amended and Restated Bylaws of CMS Energy (the “CMS Energy Bylaws”), which are incorporated into this prospectus by reference.  See “Where You Can Find More Information” above.  A copy of each of the CMS Energy Articles and the CMS Energy Bylaws has been previously filed with the SEC.  The CMS Energy Articles and CMS Energy Bylaws are also available on our website at www.cmsenergy.com. The information on our website is not part of this prospectus or any prospectus supplement.

The authorized capital stock of CMS Energy consists of:

•                                          350 million shares of CMS Energy Common Stock; and

•                                          10 million shares of Preferred Stock.

At February 17, 2020, CMS Energy had 284,172,170 shares of CMS Energy Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Dividend Rights and Policy; Restrictions on Dividends

Dividends on CMS Energy Common Stock are paid at the discretion of the board of directors of CMS Energy based primarily upon the earnings and financial condition of CMS Energy.  Dividends are payable out of the assets of CMS Energy legally available therefor.

CMS Energy is a holding company that conducts substantially all of its operations through its subsidiaries.  Its only significant assets are the capital stock of its subsidiaries, and its subsidiaries generate substantially all of its operating income and cash flow.  As a holding company with no significant operations of its own, the principal sources of its funds are dependent primarily upon the earnings of its subsidiaries (in particular, Consumers), borrowings and sales of equity.  CMS Energy’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, tax sharing payments, loans or advances and repayment of loans and advances from CMS Energy.  Accordingly, the ability of CMS Energy to pay dividends on its capital stock will depend on the earnings, financial requirements, contractual restrictions of the subsidiaries of CMS Energy (in particular, Consumers) and other factors.  CMS Energy’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of CMS Energy or to make any funds available therefor, whether by dividends, loans or other payments.

Dividends on capital stock of CMS Energy are limited by Michigan law to legally available assets of CMS Energy.  Distributions on CMS Energy Common Stock may be subject to the rights of the holders, if any, of any issued and outstanding series of Preferred Stock.

Michigan law prohibits payment of a dividend or a repurchase of capital stock if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the CMS Energy Articles provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution (including the rights of holders of preferred stock, if any).

Voting Rights

Each holder of CMS Energy Common Stock is entitled to one vote for each share of CMS Energy Common Stock held by such holder on each matter voted upon by the shareholders.  Such right to vote is not cumulative.  A majority of the votes cast by the holders of shares entitled to vote thereon is sufficient for the adoption of any question presented, except that certain provisions of the CMS Energy Articles relating to (i) the authorization, effectiveness or validity of a merger or consolidation of CMS Energy that would adversely affect the powers or special rights of CMS Energy Common Stock (either directly by amendment to the CMS Energy Articles or indirectly by requiring the holders of the CMS Energy Common Stock to accept or retain, in such merger or consolidation, anything other than shares of CMS Energy Common Stock or shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of the CMS Energy Common Stock prior to such merger or consolidation) require the vote or consent of the holders of a majority of all of the shares of CMS Energy Common Stock then outstanding, (ii) contested elections of directors require the vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and (iii) special shareholder meetings, the number of directors, vacancies on CMS Energy’s board of directors, the removal, indemnification and liability of CMS Energy’s board of directors and the requirements for amending these provisions may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote thereon.

Under Michigan law, the approval of the holders of a majority of the outstanding shares of CMS Energy Common Stock would be necessary (1) to authorize, effect or validate the merger or consolidation of CMS Energy into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of CMS Energy Common Stock, and (2) to authorize any amendment to the CMS Energy Articles that would increase or decrease the aggregate number of authorized shares of CMS Energy Common Stock or alter or change the powers, preferences or special rights of the shares of CMS Energy Common Stock so as to affect them adversely.  The effect of these provisions and the related provisions described in the prior paragraph may be to permit the holders of a majority of the outstanding shares of CMS Energy Common Stock to block any such merger or amendment that would adversely affect the powers or special rights of holders of such shares of CMS Energy Common Stock.

Preemptive Rights

The CMS Energy Articles provide that holders of CMS Energy Common Stock will have no preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of CMS Energy, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of CMS Energy and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of CMS Energy Common Stock will be entitled to receive, on a per share basis, the assets of CMS Energy remaining for distribution to the holders of CMS Energy Common Stock.  Neither the merger or consolidation of CMS Energy into or with any other corporation, nor the merger or consolidation of any other corporation into or with CMS Energy nor any sale, transfer or lease of all or any part of the assets of CMS Energy, shall be deemed to be a dissolution, liquidation or winding up for the purposes of this provision.

Because CMS Energy has subsidiaries that have debt obligations and other liabilities of their own, CMS Energy’s rights and the rights of its creditors and its stockholders to participate in the distribution of assets of any subsidiary upon the latter’s liquidation or recapitalization will be subject to prior claims of the subsidiary’s creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary.

Subdivision or Combination

If CMS Energy subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of CMS Energy Common Stock, the voting and liquidation rights of shares of CMS Energy Common Stock will be appropriately adjusted so as to avoid any dilution in aggregate voting or liquidation rights.

Transfer Agent and Registrar

The transfer agent and registrar for CMS Energy Common Stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

Listing

CMS Energy Common Stock is listed on the New York Stock Exchange and trades under the symbol “CMS.”

Exchanges

The CMS Energy Articles do not provide for either the mandatory or optional exchange or redemption of CMS Energy Common Stock.

Preferred Stock

The authorized Preferred Stock may be issued without the approval of the holders of CMS Energy Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, voting rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by CMS Energy’s board of directors.  The CMS Energy Articles provide that holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.  The future issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of CMS Energy.  Shares of Preferred Stock may be offered either separately or represented by Depositary Shares.

Depositary Shares

CMS Energy may issue shares of Preferred Stock either separately or represented by Depositary Shares.  Each Depositary Share that CMS Energy issues will represent a fractional interest in a share of Preferred Stock of any series, to be described in an applicable prospectus supplement.

In connection with the issuance of any Depositary Shares, CMS Energy will enter into a deposit agreement with a bank or trust company selected by CMS Energy, as depositary, which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following CMS Energy’s issuance of any shares of Preferred Stock related to the Depositary Shares, CMS Energy will deposit such shares of Preferred Stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of

Preferred Stock represented by the related Depositary Share, to all of the designations, powers, preferences and relative, participating, optional or other special rights of, and will be subject to all of the qualifications, limitations or restrictions on, the Preferred Stock represented thereby, including any dividend, voting, redemption, conversion, exchange and liquidation rights.

The prospectus supplement relating to any Depositary Shares being offered will include specific terms relating to the offering, including a discussion of certain United States federal income tax consequences.

CMS Energy will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any Depositary Shares that CMS Energy offers as exhibits to a filing it will make with the SEC in connection with that offering.

Primary Source of Funds of CMS Energy; Restrictions on Sources of Dividends

The ability of CMS Energy to pay (i) dividends on its capital stock and (ii) its indebtedness, including the CMS Energy Debt Securities, depends and will depend substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers and Enterprises.  Each of Consumers’ and Enterprises’ ability to pay dividends on its common stock depends upon its revenues, earnings and other factors.  Consumers’ revenues and earnings will depend substantially upon rates authorized by the Michigan Public Service Commission.

CMS Energy has pledged the common stock of Consumers as security for certain bank credit facilities.

Consumers’ Restated Articles of Incorporation (the “Consumers Articles”) provide two restrictions on its payment of dividends on its common stock.  First, prior to the payment of any common stock dividend, Consumers must reserve retained earnings after giving effect to such dividend payment of at least:

•                                          $7.50 per share on all then outstanding shares of its preferred stock; and

•                                          $7.50 per share on all then outstanding shares of all other stock over which its preferred stock do not have preference as to the payment of dividends and as to assets.

Second, dividend payments during the 12-month period ending with the month the proposed payment is to be paid are limited to:

•                                          50% of net income available for the payment of dividends during the Base Period (as defined below), if the ratio of common stock and surplus to total capitalization and surplus for 12 consecutive calendar months within the 14 calendar months immediately preceding the proposed dividend payment (the “Base Period”), adjusted to reflect the proposed dividend, is less than 20%; and

•                                          75% of net income available for the payment of dividends during the Base Period, if the ratio of common stock and surplus to total capitalization and surplus for the 12 consecutive calendar months immediately preceding the proposed dividend payment, is at least 20% but less than 25%.

The Consumers Articles also prohibit the payment of cash dividends on its common stock if Consumers is in arrears on preferred stock dividend payments.

Provisions of the Federal Power Act and the Natural Gas Act appear to restrict dividends payable by Consumers to the amount of Consumers’ retained earnings.  Several decisions from the Federal Energy Regulatory Commission suggest that under a variety of circumstances common stock dividends from Consumers would not be limited to amounts in Consumers’ retained earnings.  Any decision by Consumers to pay common stock dividends in excess of retained earnings would be based on specific facts and circumstances and would result only after a formal regulatory filing process.

In addition, Michigan law prohibits payment of a dividend if, after giving it effect, Consumers or Enterprises would not be able to pay its respective debts as they become due in the usual course of business, or its respective total assets would be less than the sum of its respective total liabilities plus, unless the respective articles of incorporation permit otherwise, the amount that would be needed, if Consumers or Enterprises were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  Currently, it is Consumers’ target to pay annual dividends equal to 80% of its annual consolidated net income, as, if and when declared by Consumers’ board of directors.  Consumers’ board of directors reserves the right to change this target at any time.

CMS Energy Debt Securities

The CMS Energy Debt Securities offered by any prospectus supplement will be unsecured obligations of CMS Energy and will be either senior or subordinated debt.  Senior Debt Securities will be issued under our senior debt indenture dated as of September 15, 1992 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Senior Debt Indenture”), and Subordinated Debt Securities will be issued under our indenture dated as of June 1, 1997 between CMS Energy and The Bank of New York Mellon, as trustee, as amended and supplemented (the “Subordinated Debt Indenture”).  The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to in this prospectus individually as a “CMS Energy Indenture” and collectively as the “CMS Energy Indentures”.

The following briefly summarizes the material provisions of the CMS Energy Indentures that have been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  This summary of the CMS Energy Indentures is not complete and is qualified in its entirety by reference to the CMS Energy Indentures.  You should read the more detailed provisions of the applicable CMS Energy Indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of a series of CMS Energy Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Debt Indenture and under the Subordinated Debt Indenture will be The Bank of New York Mellon.

General

The CMS Energy Indentures provide that CMS Energy Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by CMS Energy.  The CMS Energy Indentures do not limit the aggregate principal amount of CMS Energy Debt Securities that may be issued under the CMS Energy Indentures.

Certain material United States federal income tax consequences and other special considerations applicable to any CMS Energy Debt Securities issued at a discount will be described in the applicable prospectus supplement.

Because CMS Energy is a holding company, the claims of creditors of CMS Energy’s subsidiaries will have a priority over CMS Energy’s equity rights and the rights of CMS Energy’s creditors, including the holders of CMS Energy Debt Securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable prospectus supplement relating to any series of CMS Energy Debt Securities will describe the specific terms of that series and of the offering.  Such terms may include some or all of the following:

•                                          the title of the CMS Energy Debt Securities;

•                                          whether the CMS Energy Debt Securities will be senior or subordinated debt;

•                                          the total principal amount of the CMS Energy Debt Securities of such series that may be issued;

•                                          the percentage of the principal amount at which the CMS Energy Debt Securities will be sold and, if applicable, the method of determining the price;

•                                          the maturity date or dates;

•                                          the interest rate or the method of computing the interest rate;

•                                          the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•                                          the place or places where the principal of and any premium and interest on such CMS Energy Debt Securities of such series will be payable;

•                                          any right of CMS Energy to redeem such CMS Energy Debt Securities of such series and the terms and conditions of any such redemption;

•                                          any obligation of CMS Energy to redeem, purchase or repay the CMS Energy Debt Securities of such series at the option of a holder upon the happening of any event and the terms and conditions of any such redemption, purchase or repayment;

•                                          any obligation of CMS Energy to permit the conversion of such CMS Energy Debt Securities of such series into CMS Energy Common Stock and the terms and conditions upon which such conversion shall be effected;

•                                          whether the CMS Energy Debt Securities of such series will be issued in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•                                          any material provisions of the applicable indenture described in this prospectus that do not apply to the CMS Energy Debt Securities of such series;

•                                          any additional amounts with respect to the CMS Energy Debt Securities of such series that CMS Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of CMS Energy to redeem the CMS Energy Debt Securities of such series rather than paying these additional amounts; and

•                                          any other specific terms of the CMS Energy Debt Securities of such series.

The CMS Energy Indentures provide that all CMS Energy Debt Securities of any one series need not be issued at the same time, and CMS Energy may, from time to time, issue additional CMS Energy Debt Securities of a previously issued series without consent of, and without notifying, the holders of other CMS Energy Debt Securities.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

CMS Energy Debt Securities may be presented for exchange and registered CMS Energy Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in any such CMS Energy Debt Securities and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any limitations contained in the applicable CMS Energy Indenture.  CMS Energy Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable CMS Energy Indenture.

Payment

Payments of principal of and any interest on CMS Energy Debt Securities in registered form will be made at the office or agency of the applicable trustee.  Under the Senior Debt Indenture, CMS Energy is required to maintain an office or agency in The City of New York where Senior Debt Securities may be presented for payment, transfer or exchange.  However, at the option of CMS Energy, payment of any interest may be made by check or by wire transfer.  Payment of any interest due on CMS Energy Debt Securities in registered form will be made to the persons in whose name the CMS Energy Debt Securities are registered at the close of business on the record date for such interest payments.  Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Events of Default

Each CMS Energy Indenture provides that events of default regarding any series of CMS Energy Debt Securities will include:

•                                          failure to pay required interest on any CMS Energy Debt Security of such series for 30 days; provided, however, that, with respect to the Subordinated Debt Indenture, if CMS Energy is permitted by the terms of a series of Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of such Subordinated Debt Securities;

•                                          failure to pay principal on any CMS Energy Debt Security of such series when due; provided, however, that, with respect to the Subordinated Debt Indenture, if CMS Energy is permitted by the terms of a series of Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of such Subordinated Debt Securities;

•                                          failure to deposit any sinking fund when due in respect of the CMS Energy Debt Securities of such series;

•                                          failure to perform any other covenant in the relevant indenture, other than a covenant included in the relevant indenture solely for the benefit of a series of CMS Energy Debt Securities other than such series, for 60 days after written notice by the trustee to CMS Energy or by the holders of at least 25% in aggregate principal amount of the outstanding CMS Energy Debt Securities of all series affected thereby to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture;

•                                          certain events of bankruptcy or insolvency, whether voluntary or not, of CMS Energy;

•                                          entry of final judgments against CMS Energy or Consumers for more than $25,000,000 (in the case of the Senior Debt Indenture) or $100,000,000 (in the case of the Subordinated Debt Indenture) that remain undischarged or unbonded for 60 days; or

•                                          a default resulting in the acceleration of indebtedness of CMS Energy of more than $25,000,000 (in the case of the Senior Debt Indenture) or $100,000,000 (in the case of the Subordinated Debt Indenture), and the acceleration has not been rescinded or annulled within 10 days after written notice of such default by the trustee to CMS Energy or by the holders of at least 10% in aggregate principal amount of the outstanding CMS Energy Debt Securities of that series to CMS Energy and the trustee as provided in the applicable CMS Energy Indenture.

Additional events of default may be prescribed for the benefit of the holders of a particular series of CMS Energy Debt Securities and will be described in the prospectus supplement relating to that series of CMS Energy Debt Securities.

If an event of default regarding CMS Energy Debt Securities of any series issued under the CMS Energy Indentures should occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding CMS Energy Debt Securities of such series may declare each CMS Energy Debt Security of that series due and payable.

Holders of a majority in aggregate principal amount of the outstanding CMS Energy Debt Securities of each series affected will be entitled to control certain actions of the trustee under the CMS Energy Indentures.  The trustee generally will not be requested, ordered or directed by any of the holders of CMS Energy Debt Securities, unless one or more of such holders shall have offered to the trustee reasonable indemnity.

Before any holder of any series of CMS Energy Debt Securities may institute action for any remedy, except payment on such holder’s CMS Energy Debt Security when due, the holders of not less than 25% in aggregate principal amount of the CMS Energy Debt Securities of each affected series then outstanding must request the trustee to take action.  Holders must also offer the trustee reasonable indemnity against costs, expenses and liabilities incurred by the trustee for taking such action.

CMS Energy is required to annually furnish the relevant trustee a statement as to CMS Energy’s compliance with all conditions and covenants under the applicable CMS Energy Indenture.  Each CMS Energy Indenture provides that the relevant trustee may withhold notice to the holders of the CMS Energy Debt Securities of any series of any default affecting such series, except payment of principal of, interest on or any sinking fund installment on CMS Energy Debt Securities of such series when due, if it considers withholding notice to be in the interests of the holders of the CMS Energy Debt Securities of such series.

Consolidation, Merger or Sale of Assets

Each CMS Energy Indenture provides that CMS Energy may consolidate with or merge into any other corporation, or sell, lease or convey its property as an entirety or substantially as an entirety to any other person, if the new corporation or person assumes the obligations of CMS Energy under the CMS Energy Debt Securities and the CMS Energy Indentures and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia, and after giving effect to the transaction no event of default under the applicable CMS Energy Indenture has occurred and is continuing, and certain other conditions are met.

Modification of the Indenture

Each CMS Energy Indenture permits CMS Energy and the relevant trustee to enter into supplemental indentures without the consent of the holders of the CMS Energy Debt Securities issued under the relevant indenture:

•                                          to pledge assets as security for one or more series of CMS Energy Debt Securities;

•                                          to provide for a successor to CMS Energy to assume the applicable CMS Energy Indenture;

•                                          to add covenants of CMS Energy for the benefit of the holders of any series of CMS Energy Debt Securities; and

•                                          to provide for a successor trustee.

The Senior Debt Indenture also permits CMS Energy and the trustee to enter into supplemental indentures without the consent of the holders of the Senior Debt Securities issued under the Senior Debt Indenture:

•                                          to cure any ambiguity or to correct or supplement any provision in the Senior Debt Indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the Senior Debt Indenture or any supplemental indenture, or to make such other provisions as CMS Energy may deem necessary or desirable, with respect to matters arising under the Senior Debt Indenture, provided that no such action shall adversely affect the interests of the holders of the Senior Debt Securities of any series appertaining thereto; and

•                                          to establish the form and terms of any series of securities under the Senior Debt Indenture.

The Subordinated Debt Indenture also permits CMS Energy and the trustee to enter into supplemental indentures without the consent of the holders of the Subordinated Debt Securities issued under the Subordinated Debt Indenture:

•                                          to correct any mistake, cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Subordinated Debt Indenture (including any supplemental indenture); provided that such modification or amendment does not adversely affect the interests of the holders of the Subordinated Debt Securities in any material respect, as evidenced by an officers’ certificate; provided, further, that any amendment or supplement made solely to conform the provisions of the Subordinated Debt Indenture and the forms or terms of the Subordinated Debt Securities of any series to the description of such series of Subordinated Debt Securities set forth in the applicable prospectus or prospectus supplement, offering memorandum or other document used in connection with the offer or sale of such series of Subordinated Debt Securities will not be deemed to adversely affect the interests of the holders of any Subordinated Debt Securities, as evidenced by an officers’ certificate;

•                                          to make any provision with respect to matters or questions arising under the Subordinated Debt Indenture that CMS Energy may deem necessary or desirable and that shall not be inconsistent with provisions of the Subordinated Debt Indenture; provided, that such change or modification does not, in the good faith opinion of CMS Energy, as evidenced by an officers’ certificate, adversely affect the interests of the holders of the Subordinated Debt Securities in any material respect;

•                                          to establish the form and terms of the Subordinated Debt Securities of any series as permitted by the Subordinated Debt Indenture (including, without limitation, to add to, modify or otherwise amend any provision of the Subordinated Debt Indenture so long as such addition, modification or amendment applies only to the Subordinated Debt Securities of such series);

•                                          to surrender any right or power conferred upon CMS Energy;

•                                          to comply with the requirements of the SEC in order to effect or maintain the qualification of the Subordinated Debt Indenture under the Trust Indenture Act of 1939, as amended;

•                                          to add guarantees of obligations under the Subordinated Debt Securities;

•                                          to modify, amend or replace, in whole or in part, the subordination provisions of the Subordinated Debt Indenture in connection with the creation and issuance of any Subordinated Debt Securities of any series (but not with respect to any outstanding Subordinated Debt Securities expressly made subject to such subordination provisions);

•                                          to add any additional events of default with respect to all or any series of Subordinated Debt Securities;

•                                          to change or eliminate any other provisions of the Subordinated Debt Indenture to such extent as shall be necessary or desirable to permit or facilitate the issuance, legending, registration, transfer or exchange, redemption or repurchase of Subordinated Debt Securities in the form of global securities, including to comply with the rules, practices and procedures of any depository (and related procedures);

•                                          to change or eliminate any of the provisions of the Subordinated Debt Indenture, provided that any such change or elimination shall become effective only when there is no Subordinated Debt Security outstanding of any series created prior to the execution of the supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision (or such change or elimination only applies to a new series of Subordinated Debt Securities being established or created); and

•                                          to provide for or confirm the issuance of additional Subordinated Debt Securities of any series in accordance with the terms of the Subordinated Debt Indenture.

Each CMS Energy Indenture also permits CMS Energy and the relevant trustee, with the consent of the holders of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding and affected (voting as one class), to enter into one or more supplemental indentures to change in any manner the provisions of the applicable CMS Energy Indenture or modify in any manner the rights of the holders of the CMS Energy Debt Securities of each such affected series issued under the relevant indenture; provided, that no such supplemental indenture shall:

•                                          change the time of payment of the principal of such CMS Energy Debt Security;

•                                          reduce the principal amount or amount payable upon redemption, if any, of such CMS Energy Debt Security;

•                                          reduce the rate or change the time of payment of interest on such CMS Energy Debt Security;

•                                          change the currency of payment of principal of or interest on such CMS Energy Debt Security;

•                                          reduce the amount payable on any securities issued originally at a discount upon acceleration or provable in bankruptcy; or

•                                          impair the right to institute suit for the enforcement of any payment on any CMS Energy Debt Security when due.

In addition, no such supplemental indenture may reduce the percentage in principal amount of the CMS Energy Debt Securities of the affected series, the consent of whose holders is required for any such supplemental indenture or for any waiver provided for in the applicable CMS Energy Indenture.

Prior to the acceleration of the maturity of any CMS Energy Debt Security, the holders, voting as one class, of a majority in aggregate principal amount of the CMS Energy Debt Securities of all series then outstanding with respect to which a default or event of default shall have occurred and be continuing may on behalf of the holders of all such affected CMS Energy Debt Securities waive any past default or event of default and its consequences, except a default or an event of default in respect of the payment of the principal of or interest on any CMS Energy Debt Security of such series or in respect of a covenant or provision of the applicable CMS Energy Indenture or of any CMS Energy Debt Security that cannot be modified or amended without the consent of the holder of each CMS Energy Debt Security affected.

Defeasance, Covenant Defeasance and Discharge

Each CMS Energy Indenture provides that, at the option of CMS Energy:

•                                          CMS Energy will be discharged from all obligations in respect of the CMS Energy Debt Securities of a particular series then outstanding (except for certain obligations to register the transfer or exchange of the CMS Energy Debt Securities of such series, to replace stolen, lost or mutilated CMS Energy Debt Securities of such series, to maintain paying agencies and to maintain the trust described below); or

•                                          CMS Energy need not comply with certain restrictive covenants of the relevant CMS Energy Indenture (including those described under “Consolidation, Merger or Sale of Assets” above), if CMS Energy in each case irrevocably deposits in trust with the relevant trustee money or Government Obligations (as defined in the CMS Energy Indentures), maturing as to principal and interest at such times and in such amounts as will insure the availability of money, or a combination of money and Government Obligations, sufficient in the opinion of a nationally recognized firm of independent public accountants to pay all the principal and interest on the CMS Energy Debt Securities of such series, and any sinking fund payment, on the stated maturities of such CMS Energy Debt Securities in accordance with the terms thereof.

To exercise this option, CMS Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that:

•                                          the exercise of such option would not cause the holders of the CMS Energy Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•                                          in the case of a discharge, such opinion shall also be to the effect that (i) a ruling to the same effect has been received from or published by the Internal Revenue Service or (ii) since the date of the CMS Energy Indenture there has been a change in the applicable United States federal income tax law.

Governing Law

Each CMS Energy Indenture is, and the CMS Energy Debt Securities will be, governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply; provided, however, that, with respect to the Subordinated Debt Indenture, the rights, duties and obligations of the trustee are governed and construed in accordance with the laws of the State of New York.

Senior Debt Securities

The Senior Debt Securities will be issued under the Senior Debt Indenture and will rank on an equal basis with all other unsecured debt of CMS Energy except subordinated debt.

Subordinated Debt Securities

The Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will rank subordinated and junior in right of payment in full, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of CMS Energy.

If CMS Energy defaults in the payment of principal of, or interest or premium on, any Senior Indebtedness when it becomes due and payable or in the event any judicial proceeding is pending with respect to any such default, then, unless and until the default is cured or waived or ceases to exist, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, any Subordinated Debt Securities or acquire any Subordinated Debt Securities. In addition, upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, CMS Energy cannot make a payment with respect to the principal of, or interest or premium on, any Subordinated Debt Securities or acquire any Subordinated Debt Securities unless and until all principal of, and interest and premium on, such Senior Indebtedness has been paid in full or such payment has been duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness. The provisions of the Subordinated Debt Indenture described in this paragraph, however, do not prevent CMS Energy from making payments in CMS Energy capital stock or in warrants, rights or options to acquire CMS Energy capital stock.

If there is any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding with respect to CMS Energy, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment (or any distribution of assets, in cash, property or securities) may be made to any holders of Subordinated Debt Securities. The consolidation of CMS Energy with, or the merger of CMS Energy into, another corporation or the liquidation or dissolution of CMS Energy following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in the Subordinated Debt Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for purposes of the subordination provisions of the Subordinated Debt Indenture, if such other corporation, as part of such consolidation, merger, conveyance or transfer, complies with the conditions under the Subordinated Debt Indenture.

If the trustee or any holder of any Subordinated Debt Securities receives any payment or distribution on account of such Subordinated Debt Securities after the occurrence of an event described in the prior two paragraphs but before all of such affected Senior Indebtedness is paid in full (or any applicable declaration of acceleration thereof shall have been rescinded or annulled or any such applicable payment default shall have been cured or waived or cease to exist), then that payment or distribution shall be paid over and delivered to the holders of Senior Indebtedness at the time outstanding until such Senior Indebtedness is paid in full (other than money or government obligations previously deposited in trust with the trustee in connection with the satisfaction and discharge of the Subordinated Debt Indenture).

The holders of Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness until all amounts owing on Subordinated Debt Securities shall be paid in full.

The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the Subordinated Debt Securities, without impairing or releasing the subordination provided in the Subordinated Debt Indenture:

•                                          change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

•                                          sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

•                                          release any person liable in any manner for the collection for such Senior Indebtedness; or

•                                          exercise or refrain from exercising any rights against CMS Energy and any other person.

The failure to make a payment on account of principal of or interest or premium on any Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Debt Indenture shall not be construed as preventing the occurrence of an event of default with respect to such Subordinated Debt Securities. The failure to make any payment on any Subordinated Debt Securities due to the subordination provisions in the Subordinated Debt Indenture shall not impair the absolute and unconditional obligation of CMS Energy to pay to the holders of such Subordinated Debt Securities the principal of, and interest and premium on, such Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms.  Nothing in the Subordinated Debt Indenture (i) is intended to or shall affect the relative rights of the holders of any Subordinated Debt Securities and the creditors of CMS Energy other than holders of Senior Indebtedness or (ii) shall prevent the trustee or any holder of any Subordinated Debt Securities from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights of holders of Senior Indebtedness in respect of cash, property or securities of CMS Energy received upon exercise of such remedy.

“Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter incurred, created or assumed:

•                                          indebtedness of CMS Energy for money borrowed by CMS Energy or evidenced by debentures, notes, bankers’ acceptances or other corporate debt securities, or similar instruments issued by CMS Energy (in each case, other than Subordinated Debt Securities);

•                                          all capital lease obligations of CMS Energy;

•                                          all obligations of CMS Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of CMS Energy and all obligations of CMS Energy under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•                                          obligations with respect to letters of credit;

•                                          all indebtedness of others of the type referred to in the four preceding bullet points assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy;

•                                          all obligations of the type referred to in the five preceding bullet points of other persons secured by any lien on any property or asset of CMS Energy (whether or not such obligation is assumed by CMS Energy) (subject to certain exceptions); or

•                                          renewals, extensions or refundings of any of the indebtedness referred to in the preceding six bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

The Subordinated Debt Indenture does not limit the total amount of Senior Indebtedness that may be issued.

Conversion Rights

If the prospectus supplement so provides, the holders of CMS Energy Debt Securities may convert such CMS Energy Debt Securities into CMS Energy Common Stock at the option of the holders at the principal amount thereof, or of such portion thereof, at any time during the period specified in the prospectus supplement, at the conversion price or conversion rate specified in the prospectus supplement, except that, with respect to any CMS Energy Debt Securities (or portion thereof) called for redemption, such conversion right shall terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such CMS Energy Debt Security, unless CMS Energy shall default in payment of the amount due upon redemption thereof.

The conversion price or conversion rate will be adjusted in certain events, including if CMS Energy:

•                                          pays a dividend or makes a distribution in shares of CMS Energy Common Stock;

•                                          subdivides its outstanding shares of CMS Energy Common Stock into a greater number of shares;

•                                          combines its outstanding shares of CMS Energy Common Stock into a smaller number of shares;

•                                          pays a dividend or makes a distribution on its CMS Energy Common Stock other than in shares of its CMS Energy Common Stock;

•                                          issues by reclassification of its shares of CMS Energy Common Stock any shares of its capital stock;

•                                          issues any rights or warrants to all holders of shares of its CMS Energy Common Stock entitling them (for a period expiring within 45 days after the relevant record date, or such other period as may be specified in the prospectus supplement) to purchase shares of CMS Energy Common Stock (or Convertible Securities as defined in the CMS Energy Indentures) at a price per share less than the Average Market Price (as defined in the CMS Energy Indentures); or

•                                          distributes to all holders of shares of its CMS Energy Common Stock any assets or debt securities or any rights or warrants to purchase securities;

provided, that no adjustment shall be made under the last two bullet points above if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

CMS Energy may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount, but in no event shall such adjusted conversion price or conversion rate result in shares of CMS Energy Common Stock being issuable upon conversion of the CMS Energy Debt Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the CMS Energy Common Stock at the time such adjustment is made.  No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least 1% in the initial conversion price or conversion rate.  Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment.  The foregoing conversion provisions may be modified to the extent set forth in the prospectus supplement.

Description of Stock Purchase Contracts and Stock Purchase Units

CMS Energy may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from CMS Energy, and CMS Energy to sell to the holders, a specified number of shares of CMS Energy Common Stock at a future date or dates.  The price per share of CMS Energy Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.  The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities, or other securities, securing the holders’ obligations to purchase the CMS Energy Common Stock under the Stock Purchase Contracts.  The Stock Purchase Contracts may require CMS Energy to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis.  The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.  The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

CONSUMERS

Introduction

Specific terms of Consumers’ debt securities (the “Consumers Offered Securities” or the “Consumers Debt Securities”), consisting of senior notes or first mortgage bonds, or any combination of these securities, for which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements.  The prospectus supplement will set forth with regard to the particular Consumers Offered Securities, without limitation, the designation, the total principal amount, the denomination, the maturity, the premium, if any, any exchange, conversion, redemption or sinking fund provisions, any interest rate (which may be fixed or variable), the time or method of calculating any interest payments, the right of Consumers, if any, to defer payment or interest thereon and the maximum length of such deferral, the put options, if any, the public offering price, the ranking, any listing on a securities exchange and other specific terms of the offering.

Consumers Debt Securities

Senior notes will be issued under a senior note indenture dated as of February 1, 1998, as amended and supplemented, with The Bank of New York Mellon, as the senior note trustee (the “Senior Note Indenture”).  The first mortgage bonds will be issued under a mortgage indenture dated as of September 1, 1945, as amended and supplemented, with The Bank of New York Mellon, as the mortgage trustee (the “Mortgage Indenture”).  The Senior Note Indenture and the Mortgage Indenture are sometimes referred to in this prospectus individually as a “Consumers Indenture” and collectively as the “Consumers Indentures”.

The following briefly summarizes the material provisions of the Consumers Indentures that have been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.  This summary of the Consumers Indentures is not complete and is qualified in its entirety by reference to the Consumers Indentures.  You should read the more detailed provisions of the applicable Consumers Indenture, including the defined terms, for provisions that may be important to you.  You should also read the particular terms of a series of Consumers Debt Securities, which will be described in more detail in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Note Indenture and the Mortgage Indenture will be The Bank of New York Mellon.

General

The Consumers Indentures provide that Consumers Debt Securities may be issued in one or more series, with different terms, in each case as authorized from time to time by Consumers.

Certain material United States federal income tax consequences and other special considerations applicable to any Consumers Debt Securities issued at a discount will be described in the applicable prospectus supplement.

The applicable prospectus supplement relating to any series of Consumers Debt Securities will describe the specific terms of that series and of the offering.  Such terms may include some or all of the following:

•                                          the designation of such series of Consumers Debt Securities;

•                                          any limitations on the aggregate principal amount of such series of Consumers Debt Securities;

•                                          the original issue date for such series and the stated maturity date or dates of such series;

•                                          the percentage of the principal amount at which the Consumers Debt Securities will be sold and, if applicable, the method of determining the price;

•                                          the interest rate or rates, or the method of calculation of such rate or rates, for such series of Consumers Debt Securities and the date from which such interest shall accrue;

•                                          the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates, if any, and the price or prices applicable to such redemption;

•                                          the form of the Consumers Debt Securities of such series;

•                                          the maximum annual interest rate, if any, permitted for such series of Consumers Debt Securities;

•                                          any other information required to complete the debt securities of such series;

•                                          the establishment of any office or agency pursuant to the terms of the Consumers Indentures where the Consumers Debt Securities may be presented for payment; and

•                                          any other specific terms of the Consumers Debt Securities of such series.

Concerning the Trustees

The Bank of New York Mellon, the trustee under the Senior Note Indenture for the senior notes and the trustee under the Mortgage Indenture for the first mortgage bonds, is one of a number of banks with which Consumers and its subsidiaries maintain ordinary banking relationships.

Exchange and Transfer

Consumers Debt Securities may be presented for exchange and registered Consumers Debt Securities may be presented for registration of transfer at the office or agency maintained for that purpose subject to the restrictions set forth in the Consumers Debt Security and in the applicable prospectus supplement without service charge but upon payment of any taxes or other governmental charges due in connection with the exchange, subject to any limitations contained in the applicable Consumers Indenture.  Consumers Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery as provided in the applicable Consumers Indenture.

Governing Law

Each Consumers Indenture and the Consumers Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

Senior Notes

General

The senior notes will be issued under the Senior Note Indenture.  The following summary of the terms of the senior notes does not purport to be complete and is qualified in its entirety by express reference to the Senior Note Indenture, which is incorporated by reference herein.  They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the Senior Note Indenture.

Payment

Payments of principal of and any interest on senior notes in registered form will be made at the office or agency of the senior note trustee in the Borough of Manhattan, The City of New York or its other designated office.  However, at the option of Consumers, payment of any interest may be made by check or by wire transfer.  Payment of any interest due on senior notes in registered form will be made to the persons in whose name the senior notes are registered at the close of business on the record date for such interest payments.  Payments to be made in any other manner will be specified in the applicable prospectus supplement.

Security; Release Date

Until the Release Date (as described in the next paragraph), the senior notes will be secured by one or more series of Consumers’ first mortgage bonds issued and delivered by Consumers to the senior note trustee.  See “First Mortgage Bonds” below.  Upon the issuance of a series of senior notes prior to the Release Date, Consumers will simultaneously issue and deliver to the senior note trustee, as security for all senior notes of that series, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions and will be in the same aggregate principal amount as the series of the senior notes being issued.  Any series of first mortgage bonds securing senior notes may, but need not, bear interest.  Any payment by Consumers to the senior note trustee of principal of, and interest and/or premium, if any, on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Consumers’ obligations with respect to principal of, and interest and/or premium, if any, on, the corresponding senior notes.

The “Release Date” will be the date that all first mortgage bonds of Consumers issued and outstanding under the Mortgage Indenture, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise.  On the Release Date, the senior note trustee will deliver to Consumers, for cancellation, all first mortgage bonds securing senior notes.  Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the Release Date.  As a result, on the Release Date, the first mortgage bonds securing senior notes will cease to secure the senior notes.  The senior notes will then become unsecured general obligations of Consumers and will rank equally with other unsecured indebtedness of Consumers.  Each series of first mortgage bonds that secures senior notes will be secured by a lien on certain property owned by Consumers.  See “First Mortgage Bonds—Priority and Security”

below.  Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Consumers for cancellation an equal principal amount of the related series of first mortgage bonds.  Consumers will not permit, at any time prior to the Release Date, the aggregate principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the aggregate principal amount of senior notes outstanding.  Following the Release Date, Consumers will cause the Mortgage Indenture to be discharged and will not issue any additional first mortgage bonds under the Mortgage Indenture.  While Consumers will be precluded after the Release Date from issuing additional first mortgage bonds, it will not be precluded under the Senior Note Indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated under “—Certain Covenants of Consumers—Limitation on Liens” below.

Events of Default

The following constitute events of default under senior notes of any series:

•                                          failure to pay principal of and premium, if any, on any senior note of such series when due;

•                                          failure to pay interest on any senior note of such series when due for 60 days;

•                                          failure to perform any other covenant or agreement of Consumers in the Senior Note Indenture or in the senior notes of such series for 90 days after written notice to Consumers by the senior note trustee or the holders of at least 33% in aggregate principal amount of the outstanding senior notes;

•                                          prior to the Release Date, a default under the Mortgage Indenture has occurred and is continuing; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences under the Mortgage Indenture will be a waiver of the corresponding event of default under the Senior Note Indenture and a rescission and annulment of the consequences under the Senior Note Indenture; and

•                                          certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers.

If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of senior notes of such series unless those holders have offered to the senior note trustee reasonable security or indemnity.  Subject to certain limitations contained in the Senior Note Indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee or of exercising any trust or power conferred on the senior note trustee.  The holders of a majority in aggregate principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of such series.

No holder of senior notes of a series may institute any action against Consumers under the Senior Note Indenture unless:

•                                          that holder gives to the senior note trustee written notice of default and its continuance;

•                                          the holders of a majority in aggregate principal amount of senior notes of such series then outstanding affected by that event of default request the senior note trustee to institute such action;

•                                          that holder has offered the senior note trustee reasonable indemnity; and

•                                          the senior note trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior notes of such series.

Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of such series notice of any such default known to the senior note trustee, unless cured or waived.  The senior note trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so except in the case of default in the payment of principal of, and interest and/or premium, if any, on, any senior notes of such series.  Consumers is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, Consumers is in compliance with the conditions and covenants under the Senior Note Indenture.

Modification

Except as described below, Consumers and the senior note trustee cannot modify and amend the Senior Note Indenture without the consent of the holders of a majority in aggregate principal amount of the outstanding affected senior notes.  Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of the holder of each outstanding senior note of such series to:

•                                          change the maturity date of any senior note of such series;

•                                          reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any senior note of such series;

•                                          reduce the principal amount of, or premium payable on, any senior note of such series;

•                                          change the coin or currency of any payment of principal of, and interest and/or premium on, any senior note of such series;

•                                          change the date on which any senior note of such series may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of such series; or

•                                          impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of such series held by it or, prior to the Release Date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of such series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of such first mortgage bonds in a manner adverse to the holders of the senior notes.

Consumers and the senior note trustee cannot modify or amend the Senior Note Indenture without the consent of all holders of the senior notes to (i) modify the bullet points in the prior paragraph or (ii) reduce the percentage of senior notes the holders of which are required to consent to any such modification or amendment or waive any event of default to less than a majority.

Consumers and the senior note trustee can modify and amend the Senior Note Indenture without the consent of the holders in certain cases, including:

•                                          to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not inconsistent with the Senior Note Indenture or prejudicial to the interests of the holders in any material respect;

•                                          to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the Senior Note Indenture;

•                                          to add further security for the senior notes of such series;

•                                          to add provisions permitting Consumers to be released with respect to one or more series of outstanding senior notes from its obligations under the covenants upon satisfaction of conditions with respect to such series of senior notes; or

•                                          to make any other change that is not prejudicial to the holders of senior notes of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant or other provision of the Senior Note Indenture (or any supplemental indenture) that has expressly been included solely for the benefit of one or more series of senior notes, or that modifies the rights of the holders of senior notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Senior Note Indenture of the holders of senior notes of any other series.

Defeasance and Discharge

The Senior Note Indenture provides that Consumers will be discharged from any and all obligations in respect to the senior notes of such series and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of such series, money or certain United States government obligations, or any combination of money and government obligations.  The payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the senior notes of such series.  If all of the senior notes of such series are not due within 90 days of such deposit by redemption or otherwise, Consumers must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance or discharge of the Senior Note Indenture.  Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

Consumers may not consolidate with or merge into another corporation, or sell or otherwise dispose of its properties as or substantially as an entirety to any person, unless among other things:

•                                          the new corporation or person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•                                          the new corporation or person assumes the due and punctual payment of the principal of and premium and interest on all the senior notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by Consumers; and

•                                          prior to the Release Date, the new corporation or person assumes Consumers’ obligations under the Mortgage Indenture with respect to first mortgage bonds securing senior notes.

The conveyance or other transfer by Consumers of:

•                                          all or any portion of its facilities for the generation of electric energy;

•                                          all of its facilities for the transmission of electric energy; or

•                                          all of its facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in such bullet points, will not be considered a conveyance or other transfer of all the properties of Consumers as or substantially as an entirety.

Certain Covenants of Consumers

Limitation on Liens

So long as any senior notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the Release Date any debt that is secured by any mortgage, security interest, pledge or lien (each, a “Lien”) on any operating property of Consumers, whether owned at the date of the Senior Note Indenture or thereafter acquired, without in any such case effectively securing the senior notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the senior notes) equally and ratably with such debt (but only so long as such debt is so secured).  The foregoing restriction will not apply to indebtedness secured by:

•                                          Liens on any operating property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such operating property);

•                                          Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers;

•                                          Liens on operating property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of construction or development or substantial repair, alteration or improvement;

•                                          Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or developing or substantially repairing, altering or improving operating property of Consumers; or

•                                          any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the first four bullet points above; provided, however, that the principal amount of debt secured thereby and not otherwise authorized by the first four bullet points above, inclusive, shall not exceed the principal amount of debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

These restrictions will not apply to the issuance, assumption or guarantee by Consumers of debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount that, together with the principal amount of all other secured debt of Consumers (not including secured debt permitted under any of the foregoing exceptions) and the value of sale and lease-back transactions existing at such time (other than sale and lease-back transactions the proceeds of which have been applied to the retirement of certain indebtedness, sale and lease-back transactions in which the property involved would have been permitted to be subjected to a Lien under any of the bullet points above and sale and lease-back transactions that are permitted by the first sentence of “Limitation on Sale and Leaseback Transactions” below), does not exceed the greater of 15% of net tangible assets or 15% of capitalization.

Limitation on Sale and Leaseback Transactions

So long as senior notes are outstanding, Consumers may not enter into or permit to exist after the Release Date any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such operating property or the placing in operation of such operating property or of such operating property as constructed or developed or substantially repaired, altered or improved.  This restriction will not apply if:

•                                          Consumers would be entitled under any of the provisions described in the bullet points set forth under “Limitation on Liens” above to issue, assume, guarantee or permit to exist debt secured by a Lien on such operating property without equally and ratably securing the senior notes;

•                                          after giving effect to such sale and lease-back transaction, Consumers could incur, pursuant to the provisions described in the second paragraph under “Limitation on Liens” above, at least $1.00 of additional debt secured by Liens (other than Liens permitted by the preceding bullet point); or

•                                          Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) thereof, and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the operating property so leased to the retirement of senior notes or other debt of Consumers ranking senior to, or equally with, the senior notes, subject to reduction for senior notes and such debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee

The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under the Mortgage Indenture, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent.  So long as no event of default under the Senior Note Indenture has occurred and is continuing, the senior note trustee will vote or consent:

•                                          in favor of amendments or modifications of the Mortgage Indenture of substantially the same tenor and effect as follows:

•                                          to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

•                                          to eliminate sinking funds or improvement funds and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of first mortgage bonds;

•                                          to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;

•                                          to permit first mortgage bonds to be issued under the Mortgage Indenture in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit sinking funds or improvement funds requirements (to the extent not otherwise eliminated) under the Mortgage Indenture to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage Indenture if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

•                                          to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the Mortgage Indenture;

•                                          to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the senior note trustee from $50,000 to an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds outstanding;

•                                          to increase the amount of the fair value of property that may be sold or disposed of free from the lien of the Mortgage Indenture, without any release or consent by the mortgage trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (i) $5,000,000 and (ii) 3% of the total principal amount of first mortgage bonds then outstanding;

•                                          to permit certain mortgaged and pledged property to be released from the lien of the Mortgage Indenture if, in addition to certain other conditions, the senior note trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the aggregate principal amount of purchase money obligations held by the mortgage trustee not exceed 20% of the principal amount of first mortgage bonds outstanding; and

•                                          to eliminate the restriction prohibiting the mortgage trustee from applying cash held by it pursuant to the Mortgage Indenture to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

•                                          with respect to any other amendments or modifications of the Mortgage Indenture, as follows: the senior note trustee shall vote all first mortgage bonds securing senior notes then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the Mortgage Indenture, the holders of which are eligible to vote or consent; however, the senior note trustee will not vote in favor of, or consent to, any amendment or modification of the Mortgage Indenture that, if it were an amendment or modification of the Senior Note Indenture, would require the consent of holders of senior notes (as described under “Modification” above) without the prior consent of holders of senior notes that would be required for such an amendment or modification of the Senior Note Indenture.

Concerning the Senior Note Trustee

The Bank of New York Mellon is both the senior note trustee under the Senior Note Indenture and the mortgage trustee under the Mortgage Indenture.  The Senior Note Indenture provides that Consumers’ obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

First Mortgage Bonds

General

The first mortgage bonds issued either alone or securing senior notes or other obligations will be issued under the Mortgage Indenture.  The following summary of the terms of the first mortgage bonds does not purport to be complete and is qualified in its entirety by all of the provisions of the Mortgage Indenture, which is incorporated by reference herein.  They make use of defined terms and are qualified in their entirety by express reference to the Mortgage Indenture, a copy of which will be available upon request to the mortgage trustee (or, in the case of first mortgage bonds being issued to secure senior notes, the request should be made to the senior note trustee).

First mortgage bonds securing senior notes are to be issued under the Mortgage Indenture as security for Consumers’ obligations under the Senior Note Indenture and will be immediately delivered to and registered in the name of the senior note trustee.  The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the Release Date.  The Senior Note Indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Consumers (as provided in the Senior Note Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers.  The senior note trustee shall generally vote the first mortgage bonds securing senior notes proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding except in connection with certain amendments or modifications of the Mortgage Indenture, as described under “Senior Notes—Voting of Senior Note Mortgage Bonds Held by the Senior Note Trustee” above.

First mortgage bonds securing senior notes will correspond to the senior notes of the related series in respect of principal amount, interest rate, maturity date and redemption provisions.  Upon payment of the principal or premium, if any, or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of such senior notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged.

Payment

Payments of principal of and any interest on first mortgage bonds in registered form will be made at the office or agency of Consumers in the Borough of Manhattan, The City of New York or its other designated office.

Priority and Security

The first mortgage bonds issued either alone or securing senior notes of any series will rank equally as to security with first mortgage bonds of other series now outstanding or issued later under the Mortgage Indenture.  This security is a direct first lien on substantially all of Consumers’ property and franchises (other than certain property expressly excluded from the lien (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, and motor vehicles)).  This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the Mortgage Indenture.  The Mortgage Indenture permits, with certain limitations, the acquisition of property subject to prior liens and, under certain conditions, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens.

Release and Substitution of Property

The Mortgage Indenture provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of:

•                                          cash deposited with the mortgage trustee;

•                                          first mortgage bonds or purchase money obligations delivered to the mortgage trustee;

•                                          prior lien bonds delivered to the mortgage trustee or reduced or assumed by the purchaser;

•                                          property additions acquired in exchange for the property released; or

•                                          a showing that unfunded net property additions exist.

The Mortgage Indenture also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of first mortgage bonds or the application thereof to the retirement of first mortgage bonds.

Modification of Mortgage Indenture

The Mortgage Indenture, the rights and obligations of Consumers and the rights of the first mortgage bondholders may be modified through a supplemental indenture by Consumers with the consent of the holders of not less than 75% in principal amount of the first mortgage bonds and of not less than 60% in principal amount of each series affected.  In general, however, no modification of the terms of payment of principal or interest is effective against any first mortgage bondholder without the first mortgage bondholder’s consent, and no modification affecting the lien or reducing the percentage required for modification is effective without the consent of all first mortgage bondholders.  Consumers has reserved the right without any consent or other action by the holders of first mortgage bonds of any series or by the holder of any senior note or exchange note that is secured by first mortgage bonds to amend the Mortgage Indenture in order to substitute a majority in principal amount of first mortgage bonds outstanding under the Mortgage Indenture for the 75% requirement set forth above (and then only in respect of such series of outstanding first mortgage bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

Concerning the Mortgage Trustee

The Bank of New York Mellon is both the mortgage trustee under the Mortgage Indenture and the senior note trustee under the Senior Note Indenture.  The Mortgage Indenture provides that Consumers’ obligations to compensate the mortgage trustee and reimburse the mortgage trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien generally prior to that of the first mortgage bonds upon all property and funds held or collected by the mortgage trustee as such.

Defaults

The Mortgage Indenture defines the following as defaults:

•                                          failure to pay principal when due;

•                                          failure to pay interest for 60 days;

•                                          failure to pay any installment of any sinking or other purchase fund for 90 days;

•                                          certain events in bankruptcy, insolvency or reorganization; and

•                                          failure to perform any other covenant for 90 days following written demand by the mortgage trustee for Consumers to cure such failure.

Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the first mortgage bonds under the Mortgage Indenture at the rate of 6% per year.  The Mortgage Indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.  However, Consumers is required by law to furnish annually to the mortgage trustee a certificate as to compliance with all conditions and covenants under the Mortgage Indenture.

The mortgage trustee or the holders of at least 20% in aggregate principal amount of the outstanding first mortgage bonds may declare the principal due on default, but the holders of a majority in aggregate principal amount may rescind such declaration and waive the default if the default has been cured.  Subject to certain limitations, the holders of a majority in aggregate principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage Indenture.  No first mortgage bondholder has the right to institute any proceedings relating to the Mortgage Indenture unless that holder shall have given the mortgage trustee written notice of a default, the holders of 20% of outstanding first mortgage bonds shall have tendered to the mortgage trustee reasonable indemnity against costs, expenses and liabilities and requested the mortgage trustee in writing to take action, the mortgage trustee shall have declined to take action or failed to do so within 60 days and no inconsistent directions shall have been given by the holders of a majority in aggregate principal amount of the first mortgage bonds.

BOOK-ENTRY SYSTEM

Unless indicated otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the CMS Energy Offered Securities and the Consumers Offered Securities (collectively, the “Offered Securities”).  The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.  If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records.  The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct

Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners.  The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents.  For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC.  If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to such agent.  The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

Except as provided in the applicable prospectus supplement, a Beneficial Owner of an Offered Security will not be entitled to receive physical delivery of an Offered Security (except as provided in the next paragraph).  Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights with respect to such Beneficial Owner’s interest in an Offered Security.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in an Offered Security.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent.  Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event and subject to DTC’s procedures, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

LEGAL OPINIONS

Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy and Consumers by Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer.  Certain United States federal income taxation matters may be passed upon for CMS Energy and Consumers by either Carolee K. Smith, Director of Tax Planning and Tax Counsel, or by special tax counsel to CMS Energy and Consumers, who will be named in the applicable prospectus supplement.  Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of CMS Energy and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the CMS Energy Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Consumers and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Consumers Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CMS Energy Corporation

9,200,000 Depositary Shares

Each representing a 1/1,000th interest in a share of
4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C
(Liquidation Preference Equivalent to $25.00 per Depositary Share)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

Co-Managers

Fifth Third Securities	KeyBanc Capital Markets	SMBC Nikko	Cabrera Capital Markets, LLC

June 24, 2021